PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-238626

29,993,750 Shares of Common Stock

This prospectus relates to the sale by the selling shareholders identified in this prospectus, or their assigns (each a “Selling Stockholder” and collectively the “Selling Stockholders”) of up to an aggregate of 29,993,750 shares of issued and outstanding common stock, par value $0.0001 per share (the “Resale Shares”). All of the Resale Shares were initially purchased from the Company in a private placement transaction and are being offered for resale by the Selling Stockholders only. For a description of the transaction pursuant to which this resale registration statement relates, please see “Prospectus Summary - Recent Developments – April 2020 Financing.” We will not receive any of the proceeds from the sale by the Selling Stockholders of such securities.

The Selling Stockholders will sell their shares of common stock at $0.08 per share until our shares are quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a national securities exchange, and thereafter at prevailing market prices or in privately negotiated transactions. We provide more information about how a Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 18.

The Selling Stockholders and any broker-dealers that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will bear all costs relating to the registration of the Resale Shares, other than any legal or accounting costs or commissions of the Selling Stockholders.

Our common stock is presently quoted on The OTC Pink tier of the OTC Markets Group, Inc. (the “OTC Pink”) under the symbol “UCUT.” The closing price of our common stock on May 21, 2020, as reported on the OTC Pink, was $0.325 per share.

Investing in our common stock involves a high degree of risk. The information and risks identified in this prospectus should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2020.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the financial statements and related notes included in this prospectus.

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” “Uppercut” or the “Registrant” refer to Uppercut Brands, Inc., a Delaware corporation, and its subsidiaries.

Overview

We have developed the streetwear apparel brand, NFID, which stands for “No Found Identification”. The streetwear collection is inspired by music, fashion and captures the social consciousness of popular culture. The brand unapologetically celebrates the freedom of choice and expression. Generational political shifts have changed the way younger generations express and interpret gender, particularly in youth subculture and countercultural movements. While today’s youth culture rebellion is gender neutral, there is no single brand providing a uniform for the expression of that rebellion.

On September 29, 2018 (the “Closing Date”), we entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada corporation (the “Seller”) whereby we completed the acquisition of 100% of the assets of “NFID” from the Seller. We have developed NFID as an exclusive brand of clothing consisting initially of sweatshirts, hoodies, t-shirts, jackets, and hats. Our clothing brand features non-binary work wear-inspired clothing for the revolutionarily-spirited person.

Our Business

Product and Service Offerings

Branded hooded sweatshirts, shirts, jackets, and hats are the initial product launches. Our business model uses concepts of “Less is More” and utilizes social media and the “Have to Have” market. This is achieved through limited quantities and styles released strategically to generate maximum trending on social media platforms.

Combining the right product with a branding message around unisex, the MeToo Movement, Times Up, and various current issues, the company is investigating possible alignments with a notable charity organization to further leverage is recognition as a socially relevant new brand.

Commercial Market Strategy

Our strategy involves developing the NFID brand through a direct to consumer sales model, fed into by parallel digital marketing strategies, including collaboration with established brands throughout industry categories as well as seeding to celebrities/social media influencer sponsorships and viral product placement.

Parallel to this strategy is a series of targeted influencers. We plan on leveraging relationships with core social media influencers of youth culture’s rebellion who have strong voices in the streetwear community.

We plan on sponsoring NFID events rather than mass marketing. These events are individually planned and social series that will consist of intimate cultural events in New York City and other cities, rather than a single large one-size-fits-all event. These smaller events will ultimately drive sales in multiple markets and expand the brand reach.

For example, we will select a group of 10-15 buzzworthy cultural influencers and/or relevant celebrities to dine at a location such as political dissent, free speech, gender expression, cult film screenings, and culinary pop-ups an industrial space in a hub or affluent hipster heavy neighborhood that seats a minimum 60-70 people. We are developing plans to create a database of each customer of consumer information.

Recent Developments

April 2020 Financing

On April 28, 2020 we entered into securities purchase agreements (collectively, the “Purchase Agreement”) with certain institutions and accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate 29,993,750 shares of the Company’s common stock at a price of $0.08 per share for gross proceeds of $2,399,500, before deducting placement agent and other offering expenses (the “Private Placement”).

The Purchase Agreement provides that until the six (6) month anniversary of the date of the Purchase Agreement, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $100,000 shall have the right to participate in up to 50% of the subsequent financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the subsequent financing; provided, in the event that the total amount of Investors seeking to participate exceeds the Participation Maximum, each such Investor shall have the right to purchase its Pro Rata Portion (as defined therein) of the Participation Maximum.

In connection with the Private Placement, the Company entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Registrable Securities (as defined therein) within thirty (30) calendar days following the Closing Date, and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144. If the Company fails to file the registration statement or have it declared effective by the dates set forth above, amongst other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied, subject to a cap of 6%.

In conjunction with the Private Placement, all officers and directors of the Company have entered into lock-up agreements (collectively, the “Lock-Up Agreement”) pursuant to which they have agreed not to sell their shares of common stock or common stock equivalents in the Company until the twelve (12) month anniversary of the Effective Date.

Exchange of Convertible Notes; Securities Exchange Agreements

On April 15, 2020, the Company entered into Exchange Agreements with the holders of our convertible promissory notes, which notes were originally issued in October 2019 (the “October 2019 Convertible Notes”). Pursuant to the Exchange Agreements, the holders agreed to exchange their convertible promissory notes for $330,000 and 1,650,000 warrants issued in connection with this debt, for an aggregate of 4,125,000 shares of our common stock at a price of $0.08 per share. After the exchanges, there are no October 2019 Convertible Notes outstanding.

Exchange of Series B Preferred Stock; Securities Exchange Agreements

On April 15, 2020, the Company entered into Exchange Agreements with the holders of our Series B Convertible Preferred Stock, which shares of Series B Convertible Preferred Stock were originally issued in November 2019. Pursuant to the Exchange Agreements, the holders agreed to exchange their Series B Convertible Preferred Stock with a stated value of $115,000 and 575,000 warrants issued in connection with the Series B convertible preferred stock, for an aggregate of 1,437,500 shares of our common stock. as a price of $0.08 per share. After the exchanges, there are no shares of our Series B Convertible Preferred Stock outstanding.

Subscription Agreements

On April 17, 2020, the Company entered into Subscription Agreements with certain accredited investors pursuant to which it issued an aggregate of 7,764,366 shares of the Company’s common stock, par value $0.0001 per share, for an aggregate of $77,643.66, or $0.01 per share.

Consulting Agreement

On April 10, 2020, the Company entered into a Consulting Agreement with an accredited investor pursuant to which it agreed to issue an aggregate of 3,468,841 shares of the Company’s common stock, par value $0.0001 per share, to the consultant for consulting services to be rendered.

Advisory Agreements

On April 7, 2020, the Company entered into Advisory Agreements with certain accredited investors pursuant to which it agreed to issue an aggregate of 5,117,343 shares of the Company’s common stock, par value $0.0001 per share, to the advisors for advisory services to be rendered.

Going Concern

Our financial statements have been prepared assuming it will continue as a going concern. As reflected in our financial statements, we had a net loss of $1,013,294 and $969,463 for the years ended December 31, 2019 and 2018, respectively. For the year ended December 31, 2019, we used cash in operations of $794,324. Additionally, we had an accumulated deficit and stockholders’ deficit of $2,655,804 and $22,892 at December 31, 2019 and have generated minimal revenues under our new business plan. Additionally, we had a net loss and cash used in operations of $238,877 and $177,609 for the three months ended March 31, 2020, respectively, and we had an accumulated deficit and stockholders’ deficit of $2,894,681 and $261,769 at March 31, 2020. We expect to continue to incur net losses and negative operating cash flows in the near-term. We had cash on hand of $9,143 and $111,752 at March 31, 2020 and December 31, 2019, respectively. In addition, in April 2020, we raised $2,399,500.

As of December 31, 2019, management had concluded that there was substantial doubt about our ability to continue as a going concern within one year of the date that the financial statements were issued, and our independent registered public accounting firm also included explanatory going concern language in their report accompanying our audited financial statements for the year ended December 31, 2019. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company will continue to incur significant expenses for commercialization activities, and with respect to efforts to continue to build its infrastructure. The Company continues to attempt to raise additional debt and/or equity capital to fund future operations, but there can be no assurances that it will be able to secure such additional financing in the amounts necessary to fully fund its operating requirements on acceptable terms or at all. If the Company is unable to access sufficient capital resources on a timely basis, it may be forced to reduce or curtail or cease operations. Any such event would have a material adverse effect on the Company’s financial results and the market value of its common stock.

Corporate History and Information

The Company was incorporated Gold Swap, Inc. (“Gold Swap”) under the laws of the State of New York on July 13, 2010.

On December 11, 2012, shareholders approved changing the Company’s state of incorporation from New York to Delaware by the merger of Gold Swap with and into its wholly-owned subsidiary, Point Capital, Inc. (which was incorporated in the State of Delaware on December 3, 2012), and to change the name of the Company from “Gold Swap Inc.” to “Point Capital, Inc.” The merger was effective on January 24, 2013.

On May 21, 2019, the Company amended its certificate of incorporation with the State of Delaware to change the Company’s name to “Uppercut Brands, Inc.”

Through September 28, 2018, the Company was a closed-end, non-diversified investment company that had elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  As a business development company, it was required to comply with certain regulatory requirements.  For instance, it generally had to invest at least 70% of its total assets in “qualifying assets,” including securities of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

On September 29, 2018, the Company filed Form N-54C, Notification of Withdrawal of election to be Subject to Section 55 through 65 of the Investment Company Act, pursuant to which the nature of the Company changed and it was no longer a business development company.

From such date, the operated outside the definition of an “investment company” as a company primarily engaged in the business of developing and selling apparel products.

On September 29, 2018, the Company entered into an Asset Purchase Agreement with Blind Faith Concepts Holdings, Inc. a Nevada corporation whereby it completed the acquisition of 100% of the assets of “NFID” from the Seller which consisted of three trademarks related to the NFID brand, the NFID website, shoe designs and samples, and the assumption of a one-year Brand Ambassador Agreement in exchange for 2,000,000 shares of common capital stock of the Company. NFID is a recently developed unisex clothing brand. The Company has been engaged in product development to fully launch the product.

On November 5, 2018, the Company entered into 14 separate Return to Treasury Agreements, whereby certain shareholders holding an aggregate of 28,734,901 shares of common stock of the Company agreed to return a portion of their respective holdings to treasury in exchange for cash payments aggregating $2,872. As a result, the total issued and outstanding number of shares of common stock of the Company was reduced by 28,734,901.

The Offering

Common stock offered by selling stockholders:	29,993,750 shares of common stock.

Offering price:	Market price or privately negotiated prices, as described in “Plan of Distribution” beginning on page 18.

Common stock outstanding after the offering:	83,141,956 (1)

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus.

Symbol on OTC Pink:	UCUT

The number of shares of common stock to be outstanding immediately after this offering is based on 83,141,956 shares of common stock outstanding as of May 21, 2020.

(1)	Excludes (i) 2,000,000 shares of our common stock issuable upon the conversion of the Series A Convertible Preferred Stock and (ii) an additional 300,000 shares of common stock issuable upon exercise of options.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

We have no history of profitability.

We commenced operations in 2010 and to date have not generated any profit. We do not have a significant operating history which would provide you with meaningful information about our past or future operations. The Company has not yet achieved positive cash flow on a monthly basis during any fiscal year including the fiscal year ended December 31, 2019 and there is significant risk to the survival of the Company.

There is substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, we had a net loss of $1,013,294 and $969,463 for the years ended December 31, 2019 and 2018, respectively. For the year ended December 31, 2019, we used cash in operations of $794,324. Additionally, we had an accumulated deficit and stockholders’ deficit of $2,655,804 and $22,892 at December 31, 2019. We had a net loss and cash used in operations of $238,877 and $117,609 for the three months ended March 31, 2020, respectively. Additionally, we had an accumulated deficit and stockholders’ deficit of $2,894,681 and $261,769 at March 31, 2020. We have generated minimal revenues under our new business plan. Since the financial statements were prepared assuming that we would continue as a going concern, these conditions coupled with our current liquidity position raise substantial doubt about our ability to continue as a going concern. Furthermore, since we are pursuing new products and services, this diminishes our ability to accurately forecast our revenues and expenses. We expect that our ability to continue as a going concern depends, in large part, on our ability to generate sufficient revenues, limit our expenses and/or obtain necessary financing. If we are unable to generate sufficient revenues, limit our expenses and/or obtain necessary financing, we may be forced to curtail or cease operations.

If we are unable to pay the costs associated with being a public, reporting company, we may be forced to discontinue operations.

We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, we may be forced to discontinue operations.

We will require additional financing in the future to fund our operations.

We will need additional capital in the future to continue to execute our business plan. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations.

If we do not continually enhance our brand recognition, increase distribution of our products, attract new customers and introduce new products, either on a timely basis or at all, our business may suffer.

The retail industry is subject to intense competition as well as rapid and frequent changes in consumer demands. Because consumers in this industry are constantly seeking new products, our success relies heavily on our ability to continue to market new products. We may not be successful in introducing or marketing new products on a timely basis, if at all. If we are unable to commercialize new products, our revenue may not grow as expected, which would adversely affect our business, financial condition and results of operations.

Any damage to our brand or reputation could adversely affect our business, financial condition and results of operations.

We must protect and grow the value of our brand to continue to be successful in the future. Any incident that erodes consumer affinity for our brand could significantly reduce our value and damage our business. For example, negative third-party reports regarding our products, whether accurate or not, may adversely impact consumer perceptions. We may also be adversely affected by news reports or other negative publicity, regardless of their accuracy. This negative publicity could adversely affect our brand and reputation which would have a material adverse effect on our business and financial condition.

If we fail to protect our name and brand in the marketplace, there could be a negative effect on our business and limitations on our ability to penetrate new markets.

We believe that our “NFID” trademarks are integral to our design and our success in building consumer loyalty to our brand. We have three trademarks registered with the U.S. Patent and Trademark Office, which we believe are important to our business. We cannot assure you that these registrations will prevent imitation of our name or merchandising concept, or the infringement of our other intellectual property rights by others. Imitation of our name, concept, or merchandise in a manner that projects lesser quality or carries a negative connotation of our brand image could have an adverse effect on our reputation, business, financial condition and results of operations.

In addition, there can be no assurance that others will not try to block the manufacture or sale of our “NFID” branded merchandise by claiming that our merchandise violates their trademarks or other proprietary rights since other entities may have rights to trademarks that contain the word “NFID” or may have rights in similar or competing marks for apparel and/or accessories. Although we cannot currently estimate the likelihood of success of any such lawsuit or ultimate resolution of such a conflict, such a controversy could have an adverse effect on our business, financial condition and results of operations.

Our sales could be severely impacted by decreases in consumer spending.

We depend upon consumers feeling confident to spend discretionary income on our product offering to drive our sales. Consumer spending may be adversely impacted by economic conditions such as consumer confidence in future economic conditions, interest and tax rates, employment levels, salary and wage levels, general business conditions, the availability of consumer credit and the level of housing, energy and food costs. In addition, consumer spending can be impacted by non-economic factors, including geopolitical issues, trade restrictions, unseasonable weather, pandemics/epidemics, including the current COVID-19 pandemic, and other factors that are outside of our control. These risks may be exacerbated for product developers and brands like us who focus on specialty apparel. We have already seen significant decreases in consumer spending as a result of COVID-19, particularly in our industry, and such trends may continue. If periods of decreased consumer spending persist, our sales could decrease, and our financial condition and results of operations could be adversely affected.

Severe weather conditions and natural disasters may affect manufacturing facilities and distribution activities which may negatively impact the operating results of our business.

Severe weather conditions and natural disasters, such as fires, floods, droughts, frosts, hurricanes, earthquakes and tornadoes may curtail or prevent the manufacturing or distribution of our products which may have a material adverse effect on our results of operation or financial condition.

Our international operations expose us to regulatory, economic, political and social risks in the countries in which we operate.

The international nature of our operations involves a number of risks, including changes in U.S. and foreign regulations, tariffs, taxes and exchange controls, economic downturns, inflation and political and social instability including retaliation, war, and civil unrest in the countries in which we operate. Moreover, consumers in different countries may have varying tastes, preferences and nutritional opinions. We cannot be certain that we will be able to enter and successfully compete in additional foreign markets or that we will be able to continue to compete in the foreign markets in which we currently operate.

Doing business outside the United States requires us to comply with the laws and regulations of the U.S. government and various foreign jurisdictions, which place restrictions on our operations, trade practices, partners and investment decisions. In particular, our operations are subject to U.S. and foreign anti-corruption and trade control laws and regulations, including, but not limited to, the Foreign Corrupt Practices Act (“FCPA”) and the Export Sales Reporting Program. The FCPA prohibits us from providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. Our continued expansion outside the United States and our development of new partnerships and joint venture relationships worldwide could increase the risk of FCPA violations in the future. We have operations and deal with governmental clients in countries known to experience corruption, including certain emerging countries in the Middle East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or third parties that we engage that could be in violation of various laws including the FCPA and other anti-corruption laws, even though these parties are not always subject to our control. As a result of doing business in foreign countries and with foreign partners, we are exposed to a heightened risk of violating anti-corruption laws. In addition, we are subject to the Export Sales Reporting Program which monitors U.S. agricultural export sales on a daily and weekly basis, and we must comply with The Office of Foreign Assets Control trade sanctions. Violations of anti-corruption, export and other regulations we may be subject to may be punishable by civil penalties, including fines, denial of export privileges, injunctions and asset seizures as well as criminal fines and imprisonment.

Disruptions in the worldwide economy may adversely affect our business, financial condition and results of operations.

Adverse and uncertain economic conditions may impact distributor, retailer and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, distributors, retailers and consumers may suffer. Consumers may shift to purchasing lower-priced products during economic downturns, making it more difficult for us to sell our premium products. During economic downturns, it may be more difficult to persuade existing consumers to continue to use our brand or persuade new consumers to select our brand without price promotions. Furthermore, during economic downturns, distributors and retailers may reduce their inventories of our products. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing distributors and retailers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Prolonged unfavorable economic conditions may have an adverse effect on our results of operation and financial condition.

Unfavorable global economic, business or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the impact of health and safety concerns, such as those relating to the current COVID-19 outbreak. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our domestic and international customers, possibly resulting in delays in customer payments. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

We operate in a highly competitive industry.

The retail industry is intensely competitive and consolidation in this industry continues. In addition, we compete with independent specialty shops, department stores, off-price retailers, online marketplaces such as Amazon, stores and direct marketers that sell similar lines of merchandise and target customers through catalogs and e-commerce. Moreover, the internet and other new technologies facilitate competitive entry and comparison shopping in our retail market. We face competition in the areas of brand recognition, quality, price, advertising/promotion, and service. A number of our competitors are larger than us and have substantial financial, marketing and other resources as well as substantial international operations. In addition, reduced barriers to entry and easier access to funding are creating new competition. Furthermore, in order to protect our existing market share or capture increased market share in this highly competitive environment, we may be required to increase expenditures for promotions and advertising, and must continue to introduce and establish new products. Due to inherent risks in the marketplace associated with advertising and new product introductions, including uncertainties about trade and consumer acceptance, increased expenditures may not prove successful in maintaining or enhancing our market share and could impact our operating results. In addition, we may incur increased credit and other business risks because we operate in a highly competitive environment.

Our business depends upon identifying and responding to changing customer fashion preferences and fashion-related trends. If we cannot identify trends in advance or we select the wrong fashion trends, our sales could be adversely affected.

Fashion trends in the streetwear apparel market can change rapidly. We need to anticipate, identify and respond quickly to changing trends and consumer demands in order to provide the merchandise our customers seek and maintain our brand image. If we cannot identify changing trends in advance, fail to react to changing trends or misjudge the market for a trend, our sales could be adversely affected, and we may be faced with a substantial amount of unsold inventory or missed opportunities. As a result, we may be forced to mark down our merchandise in order to dispose of slow moving inventory, which may result in lower profit margins, negatively impacting our financial condition and results of operations.

Our business operations could be disrupted if our information technology systems fail to perform adequately.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing our business and results of operations to suffer. In particular, as we grow, we need to make sure that our information technology systems are upgraded and integrated throughout our business and able to generate reports sufficient for management to run our business. In addition, our information technology systems may be vulnerable to damage, interruption or security breaches from circumstances beyond our control, including fire, natural disasters, system failures, cyber-attacks, corporate espionage, and viruses. Any such damage, interruption or security breach could have a material adverse effect on our business.

A rise in the cost of raw materials, labor and transportation could increase our cost of sales and cause our results of operations and margins to decline.

Fluctuations in the price, availability and quality of fabrics or other raw materials used to manufacture our products, as well as the price for transportation and labor, including the impact of federal or state minimum wage rate increases, could have adverse impacts on our cost of sales and our ability to meet our customers’ demands. In particular, because a key component of our clothing products is cotton, increases in the cost of cotton may significantly affect the cost of our products and could have an adverse impact on our cost of sales. We may not be able to pass all or a portion of these higher costs on to our customers, which could have a material adverse effect on our profitability.

We are dependent upon key personnel whose loss may adversely impact our business.

Our success materially depends upon the expertise, experience and continued service of our management and other key personnel, including, but not limited to, our current Chief Executive Officer, Eric Weisblum. If we lose the services of Mr. Weisblum or any of other member of management, our business would be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on our results of operation or financial condition. The process of identifying such personnel with the combination of skills and attributes required to carry out our business plan is often lengthy. Any difficulties in obtaining and retaining qualified managers and employees could have a material adverse effect on our results of operation or financial condition.

We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements.

In connection with the audit of our financial statements as of and for the year ended December 31, 2019, we have concluded that there is a material weakness relating to our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Specifically, we identified the following material weaknesses: For periods operating as a business development company, we lacked Investment Company Act experienced internal staff; we currently lack segregation of duties within accounting functions duties as a result of our limited financial resources to support hiring of personnel; we have not implemented adequate system and manual controls; and we lack multiple levels of management review on complex business, accounting and financial reporting issues. Although we need to take measures to fully mitigate such material weakness, the measures we have taken, and expect to take, to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weakness will not result in a material misstatement of our annual or interim consolidated financial statements. If we are unable to correct material weaknesses or deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC, will be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and materially and adversely impact our business and financial condition.

Certain provisions of the Delaware General Corporation Law (“DGCL”), our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Amended and Restated Bylaws (“Bylaws”) may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our Certificate of Incorporation, Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation, Bylaws and Delaware law, as applicable, among other things:

●	provide the board of directors with the ability to alter the Bylaws without stockholder approval; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

Risks Relating to Our Securities

Our Certificate of Incorporation grants our board of directors, without any action or approval by our stockholders, the power to designate and issue preferred stock with rights, preferences and privileges that may be adverse to the rights of the holders of our common stock.

The total number of shares of all classes of stock that the Company has the authority to issue is 105,000,000 shares consisting of: (i) 100,000,000 shares of common stock, par value $0.0001, of which 83,141,956 shares are issued and outstanding as of May 21, 2020 and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share, of which (A) 1,000,000 shares have been designated as Redeemable Series A Convertible Preferred Stock, of which 4,000 are outstanding as of May 21, 2020, and (B) 2,000 shares have been designated as Series B Convertible Preferred Stock, none of which are outstanding as of May 21, 2020. Each share of common stock is entitled to cast one vote per share on all matters submitted to holders of common stock, each share of Series A Preferred Stock is entitled to cast 500 votes per share on matters submitted to the holders of common stock.

Pursuant to authority granted by our Certificate of Incorporation, our board of directors, without any action or approval by our stockholders, may issue preferred stock in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the holders of shares of our common stock. The designation and issuance of shares of capital stock having preferential rights could materially adversely affect the rights of the holders of our common stock. In addition, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the U.S. Securities and Exchange Commission (the “SEC”) relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have never paid cash dividends and have no plans to pay cash dividends in the future

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our capital stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

If we fail to remain current in our reporting requirements, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company listed on the OTCQB and subject to the reporting requirements of the Exchange Act, we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTCQB . If we fail to remain current in our reporting requirements, we could be removed from the OTCQB . As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth herein and in our other reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, and unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may have a material adverse effect the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Resale Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders covered by this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the Selling Stockholders identified herein of up to an aggregate of 29,993,750 shares of our common stock.

The transactions by which the Selling Stockholders acquired their securities from us were exempt under Section 4(a)(2) of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of those shares.

The table below sets forth certain information regarding the Selling Stockholders and the Resale Shares offered in this prospectus. The Selling Stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The Selling Stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 83,141,956 shares of common stock issued and outstanding as of May 21, 2020.

	Beneficial Ownership of Common Stock Prior to the Offering		Common Stock Saleable Pursuant	Beneficial Ownership of Common Stock After the Offering (1)
Name of Selling Stockholder	Number of Shares	Percent of Class	to This Prospectus	Number of Shares	Percent of Class
32 Entertainment LLC (2)	1,000,000	1.20%	1,000,000	--	--
Anson Investments Master Fund LP (3)	2,000,000	2.41%	2,000,000	--	--
Pensco Trust Company, Custodian FBO Brian G. Swift IRA (4)	312,500	0.38%	312,500	--	--
FMTC FBO Kevin Chessen Rollover IRA (5)	312,500	0.38%	312,500	--	--
Intracoastal Capital, LLC (6)	625,000	0.75%	625,000	--	--
Iroquois Capital Investment Group LLC (7)	312,500	0.38%	312,500	--	--
Iroquois Master Funds Ltd. (8)	937,500	1.13%	937,500	--	--
Scott A. Sampson Trust #2 (9)	1,250,000	1.50%	1,250,000	--	--
The Special Equities Opportunity Fund, LLC (10)	1,500,000	1.80%	1,500,000	--	--
T. Tyler Berry	500,000	0.60%	500,000	--	--
Richard Molinsky	312,500	0.38%	312,500	--	--
JED II Associates LLC (11)	312,500	0.38%	312,500	--	--
Empery Asset Master, LTD (12)	1,111,264	1.34%	1,111,264	--	--
Empery Tax Efficient, LP (13)	382,617	0.46%	382,617	--	--
Empery Tax Efficient III, LP (14)	1,631,119	1.96%	1,631,119	--	--
Adlane Realty Co., LLC (15)	312,500	0.38%	312,500	--	--
Aukee LLC (16)	312,500	0.38%	312,500	--	--
Todd Baszucki	3,125,000	3.76%	3,125,000	--	--
Cat’s Paw Trust UA dtd 06.15.98 (17)	625,000	0.75%	625,000	--	--
Peter Edelman	312,500	0.38%	312,500	--	--
Carl Fazio	125,000	0.15%	125,000	--	--
Foundation Trust Company, LLC as Custodian fbo Ronald P. Rech ROTH IRA (18)	1,250,000	1.50%	1,250,000	--	--
Rizwanullah Hameed (19)	156,250	0.19%	156,250	--	--
Daniel W. and Allaire Hummel, JTWROS (20)	625,000	0.75%	625,000	--	--
Lee J. Seidler Revocable Trust dtd 04.12.1990 (21)	625,000	0.75%	625,000	--	--
Matt Lopatin	187,500	0.23%	187,500	--	--
Brett Maas	312,500	0.38%	312,500	--	--
Michael J. Mathieu	250,000	0.30%	250,000	--	--
Kyle A. McGurk	187,500	0.23%	187,500	--	--
Thomas A. McGurk, Jr.	312,500	0.38%	312,500	--	--
Francis Nardella	312,500	0.38%	312,500	--	--
Brett Nesland	3,483,079	4.19%	1,000,000	2,483,079	2.96%
Peter Ohler	937,500	1.13%	937,500	--	--
Pauline M. Howard Trust dtd 01.02.98 (22)	312,500	0.38%	312,500	--	--
Stephen Renaud	2,083,671	2.51%	625,000	1,458,671	1.75%
Revocable Trust of Peter Backus dated January 24, 2019 (23)	312,500	0.38%	312,500	--	--
Don Stangle	625,000	0.75%	625,000	--	--
Clayton A. Struve	1,250,000	1.50%	1,250,000	--	--
Ernest M. Violet	312,500	0.38%	312,500	--	--
John V. Wagner, Jr.	250,000	0.30%	250,000	--	--
Scott Wilfong	5,393,787	6.49%	312,500	5,081,287	6.11%
Michael L. and Sharon D. Willis, JTWROS (25)	312,500	0.38%	312,500	--	--
Daniel M. & Julie Wolfe, TIC (26)	375,000	0.45%	375,000	--	--
Jamie Wong	312,500	0.38%	312,500	--	--
Thomas Zahavi	900,000	1.08%	900,000	--	--
George Galakatos	625,000	0.75%	625,000	--	--
Total	39,016,787	46.93%	29,993,750	9,023,037	10.85%

(1)	Assumes that all of the shares held by the Selling Stockholders covered by this prospectus are sold and that the Selling Stockholders acquire no additional shares of common stock before the completion of this offering. However, as the Selling Stockholders can offer all, some, or none of their common stock, no definitive estimate can be given as to the number of shares that the Selling Stockholders will ultimately offer or sell under this prospectus.

(2)	Ownership of our common stock by the Selling Stockholder includes 1,000,000 shares of our common stock. The Selling Stockholder’s address is 9 Westerleigh Road, Purchase, NY 10577. Robert Wolf has voting and dispositive power over the shares held by the Selling Stockholder.
(3)	Ownership of our common stock by the Selling Stockholder includes 2,000,000 shares of our common stock. The Selling Stockholder’s address is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the common stock held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the common stock except to the extent of their pecuniary interest therein.
(4)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is PO Box 173859, Denver, CO 80217. Brian Swift has voting and dispositive power over the shares held by the Selling Stockholder.
(5)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 3445 Washington Street, San Francisco, CA 94118. Kevin Chessen has voting and dispositive power over the shares held by the Selling Stockholder.
(6)	Ownership of our common stock by the Selling Stockholder includes 625,000 shares of our common stock. The Selling Stockholder’s address is 245 Palm Trail, Delray Beach, FL 33483. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(7)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 125 Park Avenue, 25th Floor, New York, NY 10017. Iroquois Capital Management LLC has voting and dispositive power over the shares held by the Selling Stockholder.
(8)	Ownership of our common stock by the Selling Stockholder includes 937,500 shares of common stock. The Selling Stockholder’s address is 125 Park Avenue, 25th Floor, New York, NY 100147. Iroquois Capital Management LLC has voting and dispositive power over the shares held by the Selling Stockholder.
(9)	Ownership of our common stock by the Selling Stockholder includes 1,250,000 shares of our common stock. The Selling Stockholder’s address is 6938A N. Santa Monica Blvd. Fox Point, WI 53217. Ann Mandelman has voting and dispositive power over the shares held by the Selling Stockholder.
(10)	Ownership of our common stock by the Selling Stockholder includes 1,500,000 shares of our common stock. The Selling Stockholder’s address is 135 Sycamore Avenue, Roslyn, NY 11576. Jonathan Schechter has voting and dispositive power over the shares held by the Selling Stockholder.
(11)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 4 Bostwick Lane, Old Westbury, NY 11568. Jordan Bergstein has voting and dispositive power over the shares held by the Selling Stockholder.
(12)	Ownership of our common stock by the Selling Stockholder includes 1,111,264 shares of our common stock. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP, the authorized agent of Empery Asset Master, Ltd. (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(13)	Ownership of our common stock by the Selling Stockholder includes 382,617 shares of our common stock. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(14)	Ownership of our common stock by the Selling Stockholder includes 1,631,119 shares of our common stock. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(15)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 141 Eileen Way, Syosset, NY 11791. Adam J. Krosser has voting and dispositive power over the shares held by the Selling Stockholder.
(16)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 7 Douglass Manor, Covington, IN 47932. Kyle A. McGurk has voting and dispositive power over the shares held by the Selling Stockholder.
(17)	Ownership of our common stock by the Selling Stockholder includes 655,000 shares of our common stock. The Selling Stockholder’s address is 5747 E Caballo Drive, Paradise Valley, AZ 85253. Mark Moskowitz and Jet Moskowitz are trustees of the Selling Stockholder and have voting and dispositive power over the shares held by the Selling Stockholder.
(18)	Ownership of our common stock by the Selling Stockholder includes 1,250,000 shares of our common stock. The Selling Stockholder’s address is c/o RealTrust IRA Alternatives, PO Box 69, Chelan, WA 98816. Ronald P. Rech has voting and dispositive power over the shares held by the Selling Stockholder.

(19)	Ownership of our common stock by Selling Stockholder includes 156,250 shares of common stock.

(20)	Ownership of our common stock by the Selling Stockholder includes 625,000 shares of our common stock. The Selling Stockholder’s address is 284 Great House Farm Lane, Chesapeake City, MD 21915. Daniel W. Hummel and Allaire Hummel and have voting and dispositive power over the shares held by the Selling Stockholder.
(21)	Ownership of our common stock by the Selling Stockholder includes 625,000 shares of our common stock. The Selling Stockholder’s address is 5001 Joewood Drive, Sanibel, FL 33957. Lee J. Seidler has voting and dispositive power over the shares held by the Selling Stockholder.
(22)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is PO Box 2230, Elkton, MD 21922. Candy D’Azevedo Bathon has voting and dispositive power over the shares held by the Selling Stockholder.
(23)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 126 Niuiki Circle, Honolulu, HI 96821. Peter Backus has voting and dispositive power over the shares held by the Selling Stockholder.
(25)	Ownership of our common stock by the Selling Stockholder includes 312,500 shares of our common stock. The Selling Stockholder’s address is 75 Bay Court Drive, North East, MD 21901. Michael L. Willis and Sharon D. Willis and have voting and dispositive power over the shares held by the Selling Stockholder.
(26)	Ownership of our common stock by the Selling Stockholder includes 375,000 shares of our common stock. The Selling Stockholder’s address is 11417 NE 100th Street, Kirkland, WA 98033. Daniel M. Wolfe and Julie Wolfe and have voting and dispositive power over the shares held by the Selling Stockholder.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on OTCQB or the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 105,000,000 shares of capital stock, 100,000,000 shares of which are designated as common stock, par value $0.0001 per share, and 5,000,000 of which are designated as preferred stock, par value $0.0001 per share.

Capital Stock Issued and Outstanding

As of May 21, 2020, we have (i) 83,141,956 shares of common stock issued and outstanding, (ii) 4,000 shares of our Redeemable Series A Convertible Preferred Stock issued and outstanding, and (iii) no shares of our Series B Convertible Preferred Stock issued and outstanding.

Common Stock

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common shareholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share, 1,000,000 shares of which have been designated Series A Convertible Preferred Stock and 2,000 shares have been designated as Series B convertible preferred stock.

Series A redeemable convertible preferred stock

Holders of Series A Preferred Stock vote together with holders of common stock on an as-converted basis. Each share of Series A Preferred Stock is currently convertible into 500 shares of common stock at the option of the holder (subject to a 9.99% beneficial ownership limitation) based on a conversion formula (the Stated Value, currently $100, divided by the Conversion Rate, currently $0.20). The Conversion Rate may be adjusted upon the occurrence of stock dividends or stock splits or subsequent equity sales at a price lower than the current conversion rate. Each share has a $100 liquidation value. The holders of Series A Preferred Stock are entitled to receive dividends on an as-converted basis if paid on common stock.

The Series A Convertible Preferred Stock is redeemable at the option of the holder upon the occurrence of certain “triggering events.” In case of a triggering event, the holder has the right to redeem each share held for cash (currently $100/share) or impose a dividend rate on all of the outstanding Preferred Stock at 6% per annum thereafter. A triggering event occurs if the Company fails to deliver certificates representing conversion shares, fails to pay the amount due pursuant to a Buy-In, fails to have available a sufficient number of authorized shares, fails to observe any covenant in the Certificate of Designation unless cured within 30 calendar days, shall be party to a Change in Control Transaction, sustains a bankruptcy event, fails to list or quote its common stock for more than 20 trading days in a twelve-month period, sustains any monetary judgment, writ or similar final process filed against the Company for more than $100,000 and such judgment writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days, or fails to comply with the Asset Coverage requirement.

The Series A Preferred Stock has forced conversion rights where the Company may force the conversion of the Series A Preferred Stock if certain conditions are met. Additionally, the Company may elect to redeem some or all of the outstanding Series A Preferred Stock for the Stated Value (currently $100/share) provided that proper notice is provided to the holders and that a number of conditions (the “Equity Conditions”) have been met.

Holders of the Company’s Series A Preferred Stock have the right to elect at least two directors at all times, have complete priority over any other class as to distribution of assets and payments of dividends, and have equal voting rights with every other outstanding voting stock.

Options

Issued and outstanding options consist of:

Type	Year Granted	No. of Shares	Exercise Price	Expiration Date
Options	2019	300,000	$0.0001	2024
Total		300,000

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

Transfer Agent

The Company’s transfer agent is West Coast Stock Transfer, 721 N. Vulcan Ave., 1st FL, Encinitas, CA 92024.

Indemnification of Directors and Officers

Article EIGHT of our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation law, as the same may be amended and supplemented, the directors of the corporation are not personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, but may be personally liable for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Article XIX of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the Company.

The indemnification provisions in our Certificate of Incorporation and Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding and (ii) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink under the symbol “UCUT”.

Securities Authorized for Issuance under Equity Compensation Plans

Currently, we do not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based and actual results may differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus and in other reports we file with the Securities and Exchange Commission.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Overview

Through September 28, 2018, we were a closed-end, non-diversified investment company that had elected to be regulated as a business development company under the Investment Company Act.  As a business development company, we were required to comply with certain regulatory requirements.  For instance, we generally had to invest at least 70% of our total assets in “qualifying assets,” including securities of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

On September 29, 2018, we entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada corporation (the “Seller”) whereby we completed the acquisition of 100% of the assets of “NFID” from the Seller which consisted of three trademarks related to the NFID brand, the NFID website, shoe designs and samples, and the assumption of a one-year Brand Ambassador Agreement in exchange for 2,000,000 shares of common capital stock of the Company. NFID is a recently developed unisex footwear brand. We plan on continuing product development to fully launch the product. Our acquisition of the NFID assets gives us access to the growing market for unisex products.

Pursuant to the terms of the APA, we agreed to issue 2,000,000 shares of common capital stock of the Company in exchange for 100% of the NFID assets. The shares were valued at $152,235, or $0.08 per share, the fair value of our common stock based on the fair value of assets acquired. There was no goodwill recorded since the APA was accounting for as an asset purchase.

As a result of the APA, we elected to no longer be deemed a “Business Development Company” as defined by the Investment Company Act. The withdrawal was generally approved by our shareholders on April 11, 2017, as evidenced on the Definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed on June 5, 2017. The Board, under authority granted by the shareholders, approved the withdrawal on September 27, 2018. On September 28, 2018, we filed Form N-54C, officially withdrawing our election to be subject to sections 55 through 65 of the Act, whereas we have changed the nature of our business so as to cease to be a business development company. Accordingly, as of December 31, 2019 and 2018, the accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

We discontinued applying the guidance in FASB Accounting Standards Codification (ASC) Topic 946 - Financial Services – Investment Company and shall account for the change in our status prospectively by accounting for our equity investments in accordance with ASC Topics 320 - Investments—Debt and Equity Securities as of the date of the change in status. Additionally, the presentation of the financial statements will be that of a commercial company rather than that of an investment company.

In accordance with ASC 946, we are making this change to our financial reporting prospectively, and not restating periods prior to our change in status to a non-investment company effective September 29, 2018, Accordingly, in this prospectus, we may refer to both accounting in accordance with U.S. GAAP applicable to corporations (Corporation Accounting), which applies commencing September 29, 2018 and to that applicable to investment companies under the Investment Company Act (Investment Company Accounting) which applies to prior periods. We determined that there is no cumulative effect of the change from Investment Company Accounting to Corporation Accounting on periods prior to those presented and that there is no effect on our financial position or results of operations as a result of this change.

In order to maintain its status as a non-investment company, we will now operate so as to fall outside the definition of an “investment company” or within an applicable exception. We expect to continue to operate outside the definition of an “investment company” as a company primarily engaged in the business of developing and selling footwear and apparel products.

Through March 31, 2017, we elected to be treated as a RIC under Subchapter M of the Code and operated in a manner so as to qualify for the tax treatment applicable to RICs. At March 31, 2017, we failed this diversification test since our investment in IPSIDY INC. (“IDTY”) accounted for over 25% of our total assets. We did not cure our failure to retain our status as a RIC and we will not seek to obtain RIC status again. Accordingly, beginning in 2017, we are subject to income taxes at corporate tax rates. The loss of the Company’s status as a RIC did not have any impact on our financial position or results of operations.

Currently, we are not making any new equity investments.

We are developing NFID as an exclusive brand of clothing consisting initially of sweatshirts, hoodies, pants, t-shirts, jackets, and hats. Our clothing brand will feature non-binary work wear-inspired clothing for the revolutionarily-spirited person.

Going concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, we had a net loss of $1,013,294 and $969,463 for the years ended December 31, 2019 and 2018, respectively. For the year ended December 31, 2019, we used cash in operations of $794,324. Additionally, we had an accumulated deficit and stockholders’ deficit of $2,655,804 and $22,892 at December 31, 2019 and have generated minimal revenues under our new business plan. Further, we had a net loss and cash used in operations of $238,877 and $117,609 for the three months ended March 31, 2020, respectively. We had an accumulated deficit and stockholders’ deficit of $2,894,681 and $261,769 at March 31, 2020 and have generated minimal revenues under our new business plan.

These factors raise substantial doubt about our ability to continue as a going concern for a period of twelve months from the issuance date of our last quarterly report for the quarter ended March 31, 2020. Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. We are seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. If we are unable to raise additional capital or secure additional lending in the near future to fund our business plan, management expects that we will need to curtail our operations. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Strategy

The Company has developed the streetwear apparel brand, NFID, which stands for “No Found Identification.” The streetwear collection is inspired by music, fashion and captures the social consciousness of popular culture. The brand unapologetically celebrates the freedom of choice and expression. Generational political shifts have changed the way younger generations express and interpret gender, particularly in youth subculture and countercultural movements. While today’s youth culture rebellion is gender neutral, there is no single brand providing a uniform for the expression of that rebellion.

Branded hooded sweatshirts, shirts, jackets, and hats are our initial product launch. The business model is uses concepts of “Less is More” and utilizes social media and the “Have to Have” market. This is achieved through limited quantities and styles released strategically to generate maximum trending on social media platforms.

Our strategy involves developing the NFID brand through a direct to consumer sales model, fed into by parallel digital marketing strategies, including collaboration with established brands throughout industry categories as well as seeding to celebrities/social media influencer sponsorships and viral product placement.

Parallel to this strategy is a series of targeted influencer events rather than mass marketing. These events are individually planned intimate cultural events in New York City which touch on niche themes such as political dissent, free speech, gender expression, cult film screenings, and culinary pop-ups.

We are developing plans to create a database of each customer of consumer information of a very loyal cult like following.

Combining the right product with a branding message around unisex, the MeToo Movement, Times Up, and various current issues, the company is investigating possible alignments with a notable charity organization to further leverage is recognition as a socially relevant new brand.

NFID initial plan and launch is to sell its products using the direct to consumer sales model while utilizing digital marketing campaigns selected influencers, brand ambassadors, and social media.

NFID.com started to launch its apparel business during the third quarter on 2019 and began to generate minimal revenues.

Recent Developments

Common Stock Financing

On April 28, 2020, we entered into securities purchase agreements with certain accredited institutions and investors for the sale of an aggregate of 29,993,750 shares of our common stock at a price of $0.08 per share for gross proceeds of $2,399,500, before deducting placement agent and other offering expenses.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. As of May 14, 2020, our business remains open. At this time, we do not foresee any material changes to our operations from COVID-19. While we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if our business must close. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Results of Operations

Years Ended December 31, 2019 And 2018

The following table summarizes the results of operations for the years ending December 31, 2019 and 2018 and were based primarily on the comparative audited financial statements, footnotes and related information for the periods identified and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus.

	Years Ended December 31,
	2019	2018
Revenues	$40,569	$-
Cost of sales	(27,387)	-
Operating expenses	(943,585)	594,242
Loss from operations	(930,403)	(594,242)
Other (expense) income, net	(82,891)	(375,221)
Net loss	$(1,013,294)	$(969,463)

Revenues and Cost of Sales:

During the year ended December 31, 2019, we generated minimal revenues from operations. We did not generate revenues during the year ended December 31, 2018. For the year ended December 31, 2019, revenues consisted of revenues generated from the sale of shoes of $40,000 and revenues generated from the sale of NFID products of $569.

During the year ended December 31, 2019, cost of sales amounted to $27,387 as compared to $0 for the year ended December 31, 2018. For the year ended December 31, 2019, revenues consisted of cost of sales incurred from the sale of shoes of $26,973 and cost of sales incurred from the sale of NFID products of $414.

Operating Expenses:

For the years ended December 31, 2019 and 2018, total operating expenses consisted of the following:

	For the Years Ended December 31,
	2019	2018
Compensation expense	$319,587	$145,000
Professional fees	431,015	203,559
Product development	63,465	-
Insurance expense	26,565	35,195
Bad debt (recovery) expense	(13,500)	35,000
Selling, general and administrative expenses	87,013	76,076
Impairment loss	29,440	99,412
Total operating expenses	$943,585	$594,242

●	Compensation expense:

For the year ended December 31, 2019, compensation expense increased by $174,587, or 120.4%, as compared to the year ended December 31, 2018. This increase was attributable to an increase in stock-based compensation of $142,960 and an increase in compensation expense of $31,627.

●	Professional fees:

For the year ended December 31, 2019, professional fees increased by $227,456, or 111.7%, as compared to the year ended December 31, 2018. The increase was attributable to an increase in consulting fee of $238,862, of which $35,000 was stock based compensation, related to marketing and advisory services related to our new NFID clothing product line.

●	Product development costs:

For the year ended December 31, 2019, in connection with the development of our NFID product line, we incurred product development costs of $63,465. We did not incur these costs during the year ended December 31, 2018.

●	Insurance expense:

For the year ended December 31, 2018, insurance expense decreased by $8,630, or 24.5%, as compared to the year ended December 31, 2018.

●	Bad debt (recovery) expense:

For the year ended December 31, 2019, we recorded bad debt recovery from the receipt of proceeds of $13,500 from the collection of a previously written off note receivable deemed uncollectible. For the year ended December 31, 2018, we recorded bad debt of $50,000 related to the recording of an allowance for doubtful accounts related to a note receivable deemed uncollectible offset by the receipt of proceeds of $15,000 from the collection of previously written off a convertible debt investment.

●	Selling, general and administrative expenses:

Selling, general and administrative expenses consist of non-cash amortization expense of intangible assets, advertising and promotion, transfer agent fees, custodian fees, bank service charges, travel, and other fees and expenses. For the year ended December 31, 2019, general and administrative expenses increased by $10,937, or 14.4%, as compared to the year ended December 31, 2018. The increase in selling, general and administrative expenses was primarily attributed to an increase in advertising and promotion expense, computer and internet expenses, and other expenses related to our new business operations offset be a decrease in custody fees and a decrease in amortization of intangible assets.

●	Impairment loss

At December 31, 2018, based on management’s impairment analysis, we recorded an impairment loss of $99,412 due to the write off the remaining unamortized carrying value of our intangible asset of $87,745 and the remaining prepaid expense of $11,667 related to the Brand Ambassador Agreements. We determined that there was a significant adverse change in the extent or manner in which this long-lived asset was being used. Additionally, at December 31, 2019, based on management’s impairment analysis, we recorded an impairment loss of $29,440 due to the impairment of trademarks. We determined that there was a significant adverse change in the extent or manner in which we use our trademarks.

Loss from Operations:

For the years ended December 31, 2019 and 2018, loss from operations amounted to $930,403 and $594,242, respectively, an increase of $349,343, or 58.8%. The increase was primarily a result of the changes in operating expenses discussed above.

Other (Expenses) Income:

For the year ended December 31, 2019 and 2018, other expenses, net amounted to $82,891 and $375,221, respectively, a decrease of $292,330, or 77.9%.

●	Interest income:

For the years ended December 31, 2019 and 2018, we earned interest income of $12,196 and $4,218, primarily resulting from interest earned on notes receivable, convertible notes receivable and other notes receivable, and on bank deposits. The increase was attributable to an increase in income-earning notes receivable.

●	Interest expense:

During the year ended December 31, 2019, we incurred interest expense of $62,928 primarily related to the increase in borrowings under convertible debt agreements and included amortization of debt discount to interest expense of $61,875. We did not incur interest expense during the year ended December 31, 2018.

●	Net realized gain (loss) on investments:

For the year ended December 31, 2019, we recorded a net realized gain of $138,032 primarily attributed to a gain from the sale of our remaining equity investment in IDTY.

For the year ended December 31, 2018, we disposed of or permanently impaired certain equity investments recognizing a net realized loss of $100,759. For the year ended December 31, 2018, net realized loss of equity investments was attributed to a net realized gain of $616,941 from sale of two investments offset by net realized loss of $717,700 due to the expiration of warrants and permanent impairment of certain debentures, warrants and non-marketable equity securities.

●	Net change in unrealized (loss) gain on investments:

During the year ended December 31, 2019, we recorded an unrealized loss on equity investments of $(170,191) attributable to our analysis of the fair value of our investment in IDTY. and attributable to the reversal of previously recorded unrealized gains upon sales of IDTY.

For the year ended December 31, 2018, we recognized a net change in unrealized (loss) gain on investments of $(278,680). The change was attributed to our analysis of the fair value of our investment in IDTY coupled with the reversal of previously recorded unrealized gains upon sales of IDTY common shares for which we recorded an unrealized loss on investments of ($991,380), offset by the permanent write down of nonmarketable securities resulting in the reversal of previously recorded unrealized losses for which we recorded an unrealized gain of $712,700.

Net Loss:

For the years ended December 31, 2019 and 2018, net loss amounted to $1,013,294 or $(0.04) per common share (basic and diluted), and $969,463 or $(0.02) per common share (basic and diluted), respectively, a change of $43,831, or 4.5%. The change was primarily a result of the changes in revenue. Cost of sales, operating expenses, and other expenses, net discussed above.

Three Months Ended March 31, 2020 And 2019

The following table summarizes the results of operations for the three months ending March 31, 2020 and 2019 and were based primarily on the comparative unaudited condensed financial statements, footnotes and related information for the periods identified and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus.

	Three Months Ended March 31,
	2020	2019
Revenues	$294	$-
Cost of sales	84	-
Operating expenses	159,568	174,565
Loss from operations	(159,358)	(174,565)
Other (expense) income, net	(79,519)	51,042
Net loss	$(238,877)	$(123,523)

Revenues and Cost of Sales:

During the three months ended March 31, 2020, we generated minimal revenues from operations. We did not generate revenues during the three months ended March 31, 2019. For the three months ended March 31, 2020, revenues consisted of revenues generated from the sale of NFID products of $294.

During the three months ended March 31, 2020, cost of sales amounted to $84 as compared to $0 for the three months ended March 31, 2019.

Operating Expenses:

For the three months ended March 31, 2020 and 2019, total operating expenses consisted of the following:

	For the Three Months Ended March 31,
	2020	2019
Compensation expense	$30,578	$30,000
Professional fees	77,933	128,102
Product development	35,019	-
Insurance expense	-	8,174
Bad debt (recovery) expense	(1,000)	(4,000)
Selling, general and administrative expenses	17,038	12,289
Total operating expenses	$159,568	$174,565

●	Compensation expense:

For the three months ended March 31, 2020, compensation expense increased by $578, or 1.9%, as compared to the three months ended March 31, 2019. This increase was attributable to an increase in compensation and related benefits expense paid to our chief executive officer of $10,578 offset be a decrease in compensation expense for directors of $10,000.

●	Professional fees:

For the three months ended March 31, 2020, professional fees decreased by $50,169, or 39.2%, as compared to the three months ended March 31, 2019. The decrease was attributable to a decrease in consulting fee of $34,300, of which $8,750 was stock based compensation related to marketing and advisory services related to our new NFID clothing product line, a decrease in legal fees of $11,930, and a decrease in accounting fees of $3,939.

●	Product development costs:

For the three months ended March 31, 2020, in connection with the development of our NFID product line, we incurred product development costs of $35,019. We did not incur these costs during the three months ended March 31, 2019.

●	Insurance expense:

For the three months ended March 31, 2020, insurance expense decreased by $8,174, or 100.0%, as compared to the three months ended March 31, 2019. This decrease was a result of non-renewal of certain insurance policies.

●	Bad debt recovery:

For the three months ended March 31, 2020 and 2019, we recorded bad debt recovery from the receipt of proceeds of $1,000 and $4,000 from the collection of a previously written off note receivable deemed uncollectible.

●	Selling, general and administrative expenses:

Selling, general and administrative expenses consist of advertising and promotion, transfer agent fees, custodian fees, bank service charges, travel, and other fees and expenses. For the three months ended March 31, 2020, general and administrative expenses increased by $4,749, or 38.6%, as compared to the three months ended March 31, 2019. The increase in selling, general and administrative expenses was primarily attributed to an increase in advertising and promotion expense, computer and internet expenses, edgar filing fees, and other expenses related to our new business operations.

Loss from Operations:

For the three months ended March 31, 2020 and 2019, loss from operations amounted to $159,358 and $174,565, respectively, a decrease of $15,207, or 8.7%. The decrease was primarily a result of the decrease in operating expenses discussed above.

Other (Expenses) Income:

For the three months ended March 31, 2020, total other expenses, net amounted to $(79,519), as compared to total other income, net of $51,042, a change of $130,561, or 255.8%.

●	Interest income:

For the three months ended March 31, 2020 and 2019, we earned interest income of $3,033 and $3,003, primarily resulting from interest earned on notes receivable. The increase was attributable to an increase in income-earning notes receivable.

●	Interest expense:

During the three months ended March 31, 2020, we incurred interest expense of $82,500 primarily related to the increase in borrowings under convertible debt agreements and included amortization of debt discount to interest expense of $82,500. During the three months ended March 31, 2019, we incurred interest expense of $454.

●	Net change in unrealized gain on investments:

During the three months ended March 31, 2019, we recorded an unrealized gain on equity investments of $48,493 attributable to our analysis of the fair value of our investment in IDTY. We did not such unrealized gain or loss during the 2020 period.

Net Loss:

For the three months ended March 31, 2020 and 2019, net loss amounted to $238,877 or $(0.01) per common share (basic and diluted), and $123,523 or $(0.01) per common share (basic and diluted), respectively, an increase of $115,354, or 93.4%. The increase was primarily a result of the increase in operating expenses, and other expenses, net discussed above.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital of $138,231 and $9,143 in cash and cash equivalents as of March 31, 2020 and working capital of $377,108 and $111,752 in cash and cash equivalents as of December 31, 2019.

			Three Months Ended March 31, 2020
	March 31, 2020	December 31, 2019	Working Capital Change	Percentage Change
Working capital:
Total current assets	$403,817	$493,845	$(90,028)	(18.2)%
Total current liabilities	(265,586)	(116,737)	(148,849)	(127.5)%
Working capital:	$138,231	$377,108	$(238,877)	(63.3)%

The decrease in working capital of $238,877 was primarily attributable to a decrease in current assets of $90,028 which was primarily attributable to a decrease in cash of $102,609, offset by an increase in prepaid and other current assets of $13,034, and an increase in current liabilities of $148,849.

In October 2019, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with accredited investors. Pursuant to the terms of the Purchase Agreements, we issued and sold to investors a convertible promissory note in the aggregate principal amount of $330,000 (the “Notes”), and a warrant to purchase up to 1,650,000 shares of the Company’s common stock (the “Warrants”). We received net proceeds of $295,000, net of origination issue discount of $30,000 and fees of $5,000. The Notes are due and payable in October 2020. Prior to an Event of Default, no interest shall accrue on these Notes. On April 15, 2020, the Company entered into Exchange Agreements with the holders of these convertible promissory notes, which notes were originally issued in October 2019. Pursuant to these Exchange Agreements, the holders agreed to exchange their convertible promissory notes and 1,650,000 warrants issued in connection with this debt for an aggregate of 4,125,000 shares of our common stock at a price of $0.08 per share.

On April 1, 2020, we entered into a Promissory Note Agreement (the “Note”) with a company owned by the Company’s chief executive officer in the amount of $20,000. The Note bearing at 6% per annum, was unsecured, and all principal and interest amounts outstanding was due on June 30, 2020. On April 30, 2020, we repaid this note payable – related party of $15,000 and all interest due.

On April 17, 2020, we entered into subscription agreements with certain accredited investors pursuant to which we issued an aggregate of 7,764,366 shares of the Company’s common stock for proceeds of $77,644, or $0.01 per share.

On April 28, 2020 (the “Closing Date”), we entered into securities purchase agreements (collectively, the “Purchase Agreement”) with certain institutions and accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate 29,993,750 shares of the Company’s common stock at a price of $0.08 per share for gross proceeds of $2,399,500, before deducting placement agent of $173,950 and other offering expenses of $118,460 (the “Private Placement”). The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions. The Purchase Agreement also provides that until the six (6) month anniversary of the date of the Purchase Agreement, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $100,000 pursuant to the Purchase Agreement will have the right to participate in such subsequent financing up to an amount equal to 50% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing. The net proceeds of the Private Placement are expected to be used for working capital purposes and to further execute on the Company’s existing business.

Cash Flows

A summary of cash flow activities is summarized as follows:

	Three Months Ended March 31,
	2020	2019
Cash used in operating activities	$(117,609)	$(149,524)
Cash provided by (used in) financing activities	15,000	(9.809)
Net decrease in cash	$(102,609)	$(159,333)

Net Cash Used in Operating Activities:

Net cash flow used in operating activities was $117,609 for the three months ended March 31, 2020 as compared to $149,524 for the three months ended March 31, 2019, a decrease of $31,915.

●	Net cash flow used in operating activities for the three months ended March 31, 2020 primarily reflected a net loss of $238,877 adjusted for the add-back of non-cash items such as amortization of debt discount of $82,500, and changes in operating asset and liabilities primarily consisting of an increase in prepaid expenses and other current assets of $13,034, and an increase in accounts payable and accrued expenses of $51,297.

●	Net cash flow used in operating activities for the three months ended March 31, 2019 primarily reflected a net loss of $123,523 adjusted for the add-back on non-cash items such as stock-based compensation of $8,750 and net unrealized gain on equity investments of $48,493, and changes in operating asset and liabilities consisting of an increase in prepaid expenses of $6,277 and an increase in accounts payable and accrued expenses of $20,019.

Cash Provided by (Used in) Financing Activities

Net cash provided by financing activities was $15,000 for the three months ended March 31, 2020 as compared to cashed used in financing activities of $(9,809) for the three months ended March 31, 2019. During the three months ended March 31, 2020, we received net proceeds from related party loan of $15,000. During the three months ended March 31, 2019, we repaid $9,809 of an insurance finance loan.

Cash Requirements

We believe that our existing available cash will not be enough to enable us to meet the working capital requirements for at least 12 months from the date of this prospectus.

Our primary uses of cash have been for salaries, fees paid to third parties for professional services, and general and administrative expenses. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,

●	An increase in product development and marketing fees related to recently acquired NFID product line and other lines of business;

●	Addition of administrative and sales personnel as the business grows, and

●	The cost of being a public company.

Since we believe that our existing available cash will not enable us to meet our working capital requirements for at least 12 months from the date of this prospectus, we will need to raise additional funds to for the development and marketing of our recently acquitted NFID product line. If we are unable to raise capital, we may be required to reduce the scope of our product development and marketing activities, which could harm our business plans, financial condition and operating results, cease our operations entirely, in which case, you will lose all of your investment.

Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. We will seek to raise capital through additional debt and/or equity financings to fund operations, for product development and for marketing in the future. If we are unable to raise capital or secure lending in the near future, management expects that the Company may need to curtail its operations.

Until such time as we generate substantial product revenue to offset operational expenses, we expect to finance our cash needs through a combination of public and private equity offerings and debt financing. We may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition. We have no agreements or arrangements to raise capital.

We currently have no material commitments for any capital expenditures.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Critical Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. GAAP.

Cash and Cash Equivalents

We consider all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves shall be recorded based on estimates and included in cost of sales.

Intangible Assets

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful lives. Intangible assets consist of a brand ambassador agreement which was being amortized over a period of one year and trademarks which are recorded at cost and have an indefinite useful life and are not amortized.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Equity Investments

At March 31, 2020 and December 31, 2019, equity investments, at cost of $9,394 and $9,394, respectively, comprised mainly of nonmarketable common stock and membership interests, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

Net Realized Gains or Losses and Net Change in Unrealized Gains or Losses on Investments

Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company’s cost basis and the net proceeds received from such disposition.  Realized gains and losses on investment transactions are determined by specific identification. Net change in unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment, including any reversal of previously recorded unrealized appreciation/depreciation when gains or losses are realized.

Fair Value of Financial Instruments and Fair Value Measurements

The Company uses the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, notes receivable, prepaid expenses and other current assets, inventory, accounts payable and accrued expenses, note payable – related party, and convertible notes payable approximate their fair market value based on the short-term maturity of these instruments.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The adoption of ASC 606 on January 1, 2018 did not have any impact on the process for, timing of, and presentation and disclosure of revenue recognition from contracts and there was no cumulative effect adjustment.

We record interest and dividend income on an accrual basis to the extent that we expect to collect such amounts.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director , or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of March 31, 2020, December 31, 2019 and 2018 that would require either recognition or disclosure in the accompanying financial statements.

BUSINESS

Overview

We have developed the streetwear apparel brand, NFID, which stands for “No Found Identification”. The streetwear collection is inspired by music, fashion and captures the social consciousness of popular culture. The brand unapologetically celebrates the freedom of choice and expression. Generational political shifts have changed the way younger generations express and interpret gender, particularly in youth subculture and countercultural movements. While today’s youth culture rebellion is gender neutral, there is no single brand providing a uniform for the expression of that rebellion.

On September 29, 2018 (the “Closing Date”), we entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada corporation (the “Seller”) whereby we completed the acquisition of 100% of the assets of “NFID” from the Seller. We have developed NFID as an exclusive brand of clothing consisting initially of sweatshirts, hoodies, t-shirts, jackets, and hats. Our clothing brand features non-binary work wear-inspired clothing for the revolutionarily-spirited person.

Our Business

Product and Service Offerings

Our initial product launches consisted of branded hooded sweatshirts, shirts, jackets, and hats. The business model is uses concepts of “Less is More” and utilizes social media and the “Have to Have” market. This is achieved through limited quantities and styles released strategically to generate maximum trending on social media platforms.

Combining the right product with a branding message around unisex, the MeToo Movement, Times Up, and various current issues, the company is investigating possible alignments with a notable charity organization to further leverage is recognition as a socially relevant new brand.

Commercial Market Strategy

Our strategy involves developing the NFID brand through a direct to consumer sales model, fed into by parallel digital marketing strategies, including collaboration with established brands throughout industry categories as well as seeding to celebrities/social media influencer sponsorships and viral product placement.

Parallel to this strategy is a series of targeted influencers. We plan on leveraging relationships with core social media influencers of youth culture’s rebellion who have strong voices in the streetwear community.

We plan on sponsoring NFID events rather than mass marketing. These events are individually planned and social series that will consist of intimate cultural events in New York City and other cities, rather than a single large one-size-fits-all event. These smaller events will ultimately drive sales in multiple markets and expand the brand reach.

For example, we will select a group of 10-15 buzzworthy cultural influencers and/or relevant celebrities to dine at a location such as political dissent, free speech, gender expression, cult film screenings, and culinary pop-ups an industrial space in a hub or affluent hipster heavy neighborhood that seats a minimum 60-70 people. We are developing plans to create a database of each customer of consumer information.

Suppliers

Currently, we do not rely on any one supplier.

Intellectual Property

Currently, we hold the following trademarks:

Trademark	Description
Trademark Name	NFID (standard Characters, mark.jpg)
Serial # 87939331 – filing date May 29, 2018

Trademark Logo	NFID L4L (stylized and/or with design, MRK6911715126-180157156_._NFID_Drawing.jpg)
Serial # 87933752 – filing date May 23, 2018

Trademark Name, backwards D	NFID L4L (stylized and/or with design, MRK6911715126-132340649_._Drawing_846x302_NFID_logo.jpg)
Serial # 87939273 – filing date May 29, 2018

Corporate Background

Uppercut Brands, Inc. was originally incorporated as Gold Swap, Inc. under the laws of the State of New York on July 13, 2010. On December 11, 2012, shareholders approved changing the Company’s state of incorporation from New York to Delaware by the merger of Gold Swap with and into its wholly-owned subsidiary, Point Capital, Inc., and to change the name of the Company from “Gold Swap Inc.” to “Point Capital, Inc.” The merger was effective on January 24, 2013. On May 21, 2019, we amended our certificate of incorporation with the State of Delaware to change the Company’s name to “Uppercut Brands, Inc.”

Through September 28, 2018, we were a closed-end, non-diversified investment company that elected to be regulated as a business development company under the Investment Company Act.  As a business development company, we were required to comply with certain regulatory requirements.  For instance, we generally had to invest at least 70% of our total assets in “qualifying assets,” including securities of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

On September 29, 2018, we filed Form N-54C, Notification of Withdrawal of election to be Subject to Section 55 through 65 of the Investment Company Act, whereas we have changed the nature of our business so as to cease to be a business development company. Accordingly, as of December 31, 2018, the accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP.

As a result of this change in status, we shall discontinue applying the guidance in FASB Accounting Standards Codification (ASC) Topic 946 - Financial Services – Investment Company and shall account for the change in its status prospectively by accounting for its equity investments in accordance with ASC Topics 320 - Investments—Debt and Equity Securities as of the date of the change in status. Additionally, the presentation of the financial statements will be that of a commercial company rather than that of an investment company.

In accordance with ASC 946, we are making this change to our financial reporting prospectively, and not restating periods prior to our change in status to a non-investment company effective September 29, 2018, Accordingly, in this Prospectus, we may refer to both accounting in accordance with U.S. generally accepted accounting principles (GAAP) applicable to corporations (Corporation Accounting), which applies commencing September 29, 2018 and to that applicable to investment companies under the Investment Company Act (Investment Company Accounting) which applies to prior periods. We determined that there is no cumulative effect of the change from Investment Company Accounting to Corporation Accounting on periods prior to those presented and that there is no effect on our financial position or results of operations as a result of this change.

In order to maintain its status as a non-investment company, we will now operate so as to fall outside the definition of an “investment company” or within an applicable exception. The Company expects to continue to operate outside the definition of an “investment company” as a company primarily engaged in the business of developing and selling apparel products.

Through March 31, 2017, we elected to be treated as a RIC under Subchapter M of the Code and operated in a manner so as to qualify for the tax treatment applicable to RICs. At March 31, 2017, we failed this diversification test since our investment in IDTY accounted for over 25% of our total assets. We did not cure our failure to retain our status as a RIC and we will not seek to obtain RIC status again. Accordingly, beginning in 2017, we are subject to income taxes at corporate tax rates. The loss of the Company’s status as a RIC did not have any impact on our financial position or results of operations.

Currently, we are not making any new equity investments.

On September 29, 2018, we entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada corporation (the “Seller”) whereby we completed the acquisition of 100% of the assets of “NFID” from the Seller which consisted of three trademarks related to the NFID brand, the NFID website, shoe designs and samples, and the assumption of a one-year Brand Ambassador Agreement in exchange for 2,000,000 shares of common capital stock of the Company. NFID is a recently developed unisex clothing brand. We plan on continuing product development to fully launch the product. Our acquisition of the NFID assets gives us access to the growing market for unisex products.

Pursuant to the terms of the APA, the Company agreed to issue 2,000,000 shares of common capital stock of the Company in exchange for 100% of the NFID assets.

On November 5, 2018, we entered into 14 separate Return to Treasury Agreements, whereby certain shareholders holding an aggregate of 28,734,901 shares of common stock of the Company agreed to return a portion of their respective holdings to treasury in exchange for cash payments aggregating $2,872. As a result, the total issued and outstanding number of shares of common stock of the Company was reduced by 28,734,901.

Our transfer agent is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024. Their telephone number is (619) 664-4780.

Competition

The streetwear industry is a $75 billion industry with robust secondary markets, e-commerce disruptors, and a vast ecosystem of competing blue-chip companies.

Our largest competitor is “hype brand” Supreme which was given a $1 billion valuation upon selling a minority stake to private equity firm Carlyle Group following a successful collaboration with high fashion staple, Louis Vuitton. NOAH, is a New York-based utilitarian men’s streetwear brand that uses cross-platform collaborations with subcultural icons to penetrate the market. Additionally, there are other competitors that may be well-established and enjoy other greater resources or other strategic advantages, such as the industry media and e-commerce platform, Hypebeast, which filed its groundbreaking IPO in 2016.

Governance

Our board of directors monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of our service providers. Among other things, our board of directors approves the appointment of our officers, reviews and monitors the services and activities performed by our officers and provides overall risk management oversight.

Employees

We currently have one employee, our Chief Executive Officer. Our Chief Executive Officer is also a director and performs the functions of Chief Financial Officer.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officers or outsourced to service providers. Our officer and directors do not work exclusively for us and do not devote all of their time to our operations. Their other activities prevent them from devoting their full-time to our operations.

Material U.S. Federal Income Tax Considerations

From incorporation through December 31, 2013, we were treated as a corporation under the Internal Revenue Code of 1986, as amended (the “Code”). From January 1, 2014 to December 31, 2016, we elected to be treated for tax purposes as a regulated investment company, or RIC, under the Code. As discussed below, since March 31, 2017, we failed the RIC diversification test. As of December 31, 2019 and through the date of this prospectus, we had not cured our failure to retain our status as a RIC and we will not retain our RIC status. Accordingly, beginning in 2017, we are subject to income taxes at corporate tax rates.

During the periods we qualified as a RIC, we did not have to pay corporate-level federal income taxes on any investment company taxable income (which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses) or any realized net capital gains (which is generally net realized long-term capital gains in excess of net realized short-term capital losses) that we would have been required to distribute to our stockholders if we would have generated taxable income. We were subject to United States federal income tax at the regular corporate rates on any investment company taxable income or capital gain not distributed (or deemed distributed) to our stockholders. During the periods we were a RIC, we did not generate any taxable income.

Since we did not generate investment company taxable income in any taxable years, we were not required to make any distributions to satisfy the Annual Distribution Requirement.

Regulation as a BDC

Initially we elected to be regulated as a business development company under the Investment Company Act. The Investment Company Act requires that a majority of our directors be persons other than “interested persons,” as that term is defined in the Investment Company Act. In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a business development company without the approval of a “majority of our outstanding voting securities,” within the meaning of the Investment Company Act.

On September 29, 2018, we filed Form N-54C, Notification of Withdrawal of election to be Subject to Section 55 through 65 of the Investment Company Act, pursuant to which we changed the nature of our business and ceased to be a business development company.

Properties

Our principal executive offices are located at 1086 Teaneck Road, Suite 3A, Teaneck, New Jersey 07666. We are not paying any rent for such space, as it is donated to us from our Chief Executive Officer. We believe that our current office space will be adequate for the foreseeable future. We maintain a website (https://uppercutbrands.com/) and the information contained therein shall not be deemed to be a part of this prospectus.

Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or security holder is a party adverse to us or has a material interest adverse to us. Our property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names, ages and respective positions and offices held by each of our current directors and executive officers:

Name	Age	Position
Eric Weisblum	50	Chairman, Chief Executive Officer, Chief Financial Officer, President, and Director
Wayne D. Linsley (1)	63	Director

(1)	Elected as a director on January 16, 2020.

Each director of the Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Eric Weisblum, Chief Executive Officer, President, Chief Compliance Officer, and Director – Mr. Weisblum has been our Chief Executive Officer and Chairman of the Board since November 2015, and our President and a member of the Board since January 2013. Mr. Weisblum co-founded Whalehaven Capital in 2003. Mr. Weisblum is currently a Partner of Whalehaven Capital’s General Partner and Managing Member of JAWS Capital Partners, LLC.  From 2002 to 2003, Mr. Weisblum was a registered representative with Domestic Securities, a New Jersey-based broker dealer. While with Domestic Securities, Mr. Weisblum held the Series 7 - General Securities Representative, the Series 63 – Uniform Securities Agent State Law Examination, and the Series 55 – Registered Equity Trader securities registrations.  From 1993 to 2002, Mr. Weisblum originated, structured, traded, and placed structured financing transactions at M.H. Meyerson & Co. Inc., a publicly traded registered investment bank. Mr. Weisblum holds a Bachelor of Arts degree from the University of Hartford’s Barney Business School.  Mr. Weisblum’s significant experience with private investment funds was instrumental in his selection as a member of the Board.

Wayne D. Linsley, 63, has been an entrepreneur for over 40 years.  We believe Mr. Linsley is qualified to serve as a director because in 1979, he received a Bachelor’s Degree in Business Administration from Sienna College in Loudonville, New York.  He has since been involved with real estate brokerage and residential development and construction, finance and telecommunications. Since 2011, Mr. Linsley has been working with CFO Oncall, Inc., a specialty firm that provides outsourced CFO services to public companies. He is their Vice President of Operations (a non-executive position) and responsible for all of the day to day responsibilities of the firm.

Family Relationships

There are no familial relationships among any of our officers or directors.

Other Directorships; Director Independence

Other than as set forth above, none of our officers and directors is a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act.

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB on which shares of common stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent” means a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to the NASDAQ definition, none of our directors are independent.

Our board of directors does not maintain a separate audit, nominating, or compensation committee. Functions customarily performed by such committees are performed by our board of directors as a whole. We are not required to maintain such committees under the applicable rules of the OTC Pink. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place. We intend to create board committees, including an independent audit committee, in the near future.

We do not currently have a process for security holders to send communications to our board of directors.

During the fiscal years ended December 31, 2019 and 2018, the board of directors met as necessary.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Code of Ethics

We have adopted a Code of Business Ethics that applies to all of our directors, officers and employees. A copy of the Code of Business Ethics is incorporated by reference as an exhibit.

EXECUTIVE COMPENSATION

The following table provides certain information regarding compensation awarded to, earned by or paid to persons serving as our principal executive officer and our principal financial officer as of the end of fiscal years ended 2019 and 2018 (each a “named executive officer”). There were no highly compensated officers who had total compensation exceeding $100,000 for fiscal 2019 and 2018.

Summary Compensation Table

Name and Principal Position	Fiscal Years Ended 12/31	Salary Paid ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	Other Compensation ($)		Total ($)
Eric Weisblum,	2019	90,989	0	0	107,970	(3)	0	0	0		198,959
Director and CEO (2)	2018	0	0	0	0		0	0	60,000	(2)	60,000

Adam Wasserman,	2018	0	0	0	0		0	0	25,000		25,000
Former CFO (1)

(1)	Fees payable to Mr. Wasserman were paid to CFO Oncall, Inc., a company majority owned by. Mr. Wasserman. Mr. Wasserman resigned as Chief Financial Officer in May 2018.
(2)	Represents fees paid to Eric Weisblum as an independent contractor.
(3)	On April 15, 2019, pursuant to an employment agreement, we granted Mr. Mr. Weisblum an option pursuant to purchase 200,000 of the Company’s common stock at an exercise price of $0.0001 per share. The Options expire through July 15, 2024. This option fully vested on July 15, 2019. Additionally, on October 15, 2019, we granted to Mr. Weisblum an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share. Should the Company terminate this employment agreement, the right to purchase shares shall cease as of the date of termination. The options were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rates ranging from 1.59% to 2.37%, expected dividend yield of 0%, expected option term of 5 years using the simplified method and expected volatility ranging from 74% to 158.6% based on comparable and calculated volatility. On the grant dates, the fair value of the options aggregated $107,970.

Option/SAR Grants in Fiscal Year Ended December 31, 2019

Pursuant to a six month employment agreement with the Company’s Chief Executive Officer (the “Executive”) dated April 15, 2019 (the “Effective Date”), the Company agreed to grant to Executive an option (the “Option”) to purchase up to 200,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share, of which 100,000 vested on April 15, 2019 and 100,000 vested on July 15, 2019. On October 15, 2019, the Company granted to Executive an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share. Should the Company terminate this employment agreement, the right to purchase shares shall cease as of the date of termination.

Pursuant to a six month employment agreement dated April 15, 2019 (the “Effective Date”), the Company agreed that an executive officer of the Company will be granted an option (the “Option’’) to purchase up to 100,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share, of which 50,000 vested on April 15, 2019 and 50,000 vested on July 15, 2019. Should the Company terminate this agreement, the right to purchase shares shall cease as of the date of termination. The Company did not renew this employment agreement.

Outstanding Equity Awards at Fiscal Year-End Table

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Eric Weisblum	300,000	—	—	0.0001	10/15/2024	—	—	—	—

Securities Authorized for Issuance under Equity Compensation Plans

None.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

On April 17, 2020, the Company entered into an Employment Agreement with the Company’s Chief Executive Officer pursuant to which the Chief Executive Officer will continue to serve as Chief Executive Officer and perform the duties of Chief Financial Officer of the Company. The term of the agreement will continue for a period of one (1) year from the date of execution and automatically renews for successive one (1)-year periods at the end of each renewal term until either party delivers written notice of their intent not to review at least six (6) months prior to the expiration of the then-effective term. Pursuant to the terms of the agreement, the Chief Executive Officer’s base salary was increased to $120,000, and Mr. Weisblum shall continue be entitled to earn a bonus, subject to the sole discretion of the Company’s board of directors. In addition, the Chief Executive Officer was granted 7,630,949 shares of the Company’s common stock. These shares were valued at $370,476, or $0.08 per share, based on contemporaneous sales of common stock.

The agreement may be terminated by either the Company or the Chief Executive Officer at any time and for any reason upon 60 days prior written notice. Upon termination of the agreement, the Chief Executive Officer shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which the Chief Executive Officer may be entitled as of the termination date (collectively, the “Accrued Amounts”). The agreement shall also terminate upon his death or the Company may terminate the Chief Executive Officer’s employment upon his disability (as defined in the agreement). Upon termination for death or disability, the Chief Executive Officer shall be entitled to receive the Accrued Amounts (as defined in the agreement). The agreement also contains covenants prohibiting the Chief Executive Officer from disclosing confidential information with respect to the Company.

Compensation of Directors

During 2019, our former directors received, or we accrued compensation for services rendered in 2019 in their capacity as directors as follows:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Van E. Parker (1)	20,000	20,000
Leonard Schiller (1)	20,000	20,000
Joel A. Stone (1)	20,000	20,000
Wayne Linsley	0	0

(1)	Director resigned on January 16, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock and preferred stock as of May 21, 2020, by:

●	Each director and each of our Named Executive Officers,

●	All executive officers and directors as a group, and

●	Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

As of May 21, 2020, there were 83,141,956 shares of our common stock outstanding, and 4,000 shares of Series A Preferred Stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Uppercut Brands, Inc., 560 Sylvan Avenue, Suite 3160, Englewood Cliffs, NJ 07632.

Name of Beneficial Owner	Title of Class	Number of Shares Owned (1)	Percentage of Class (2)
Eric Weisblum (6)	Common	7,988,663	9.608%
Wayne D. Linsley	Common	0	0%

Directors and Officers as a group (2 persons)	Common	7,988,663	9.608%

Alpha Capital Anstalt (5)	Preferred/Common	5,402,011	6.497%
Whalehaven Capital Fund Limited (3)	Common	3,171,088	3.814%
Brio Capital Master Fund Ltd. (4)	Common	1,421,667	1.810%
Scott Wilfong	Common	5,393,787	6.487%

Non-Directors and Non-Officers as a group (3 persons)		15,388,553	18.509%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 21, 2020 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentage based upon 83,141,956 shares of common stock issued and outstanding as of May 21, 2020 plus the voting rights of the 4,000 Series A Preferred, whose voting rights convert to 500 shares of common stock, stock options and warrants currently exercisable or convertible, and shares issuable upon conversion of convertible debt.
(3)	Michael Finkelstein has voting and dispositive power as to the shares held by Whalehaven Capital Fund Limited. The address of Whalehaven Capital Fund Limited is Suite 04-06, 28 Floor, Block A, Innotec Tower, 235 Nanjing Road, Hamilton, Bermuda.
(4)	Includes 1,421,667 common shares. Brio Capital Management LLC, is the investment manager of Brio Capital Master Fund Ltd. and has the voting and investment discretion over securities held by Brio Capital Master Fund Ltd. Shaye Hirsch, in his capacity as Managing Member of Brio Capital Management LLC, makes voting and investment decisions on behalf of Brio Capital Management LLC in its capacity as the investment manager of Brio Capital Master Fund Ltd. The address of Brio Capital Management LLC is 100 Merrick Rd., Suite 401W, Rockville Centre, NY 11570.
(5)	Includes 3,402,011 common shares, and 2,000,000 of common stock upon conversion of 4,000 shares of Redeemable Series A, Convertible Preferred stock. Konrad Ackerman has voting and dispositive power as to the shares held by Alpha Capital Anstalt. The address of Alpha Capital Anstalt is Pradafut 7 Furstentums 9490 Vaduz Liechtenstein C4 99999.
(6)	Consists of 300,000 vested stock options and 7,688,663 common shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Our current office space is donated to us from our Chief Executive Officer. There is no lease agreement and we pay no rent.

LEGAL MATTERS

Unless otherwise indicated, Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements of Uppercut Brands, Inc. for the years ended December 31, 2019 and December 31, 2018 have been included herein in reliance upon the reports of Salberg & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Resale Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us the Resale Shares by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Uppercut Brands, Inc. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Uppercut Brands, Inc., 560 Sylvan Avenue, Suite 3160, Englewood Cliffs, New Jersey or telephoning us at (718) 400-9031.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.uppercutbrands.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

UPPERCUT BRANDS, INC.

EXHIBITS AND FINANCIAL STATEMENTS

UPPERCUT BRANDS, INC.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,143	$111,752
Equity investments, at cost	9,394	9,394
Notes receivable, net	200,000	200,000
Prepaid expenses and other current assets	29,367	16,333
Inventory	155,913	156,366

Total Current Assets	403,817	493,845

Total Assets	$403,817	$493,845

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Convertible note payable, net of discount	$144,375	$61,875
Accounts payable and accrued expenses	106,159	54,862
Note payable - related party	15,000	-
Accrued interest payable - related party	52	-

Total Current Liabilities	265,586	116,737

Redeemable Series A, Convertible Preferred stock, $0.0001 par value, 1,000,000 shares shares designated; 4,000 shares issued and outstanding at March 31, 2020 and December 31, 2019 ($100 per share redemption value)	400,000	400,000

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized: Series B convertible preferred stock, $0.0001 par value, 2,000 shares designated; 115 and 115 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively ($1,000 per share liquidation value)	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 23,604,207 and 23,604,207 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2,361	2,361
Additional paid-in capital	2,630,551	2,630,551
Accumulated deficit	(2,894,681)	(2,655,804)

Total Stockholders’ Deficit	(261,769)	(22,892)

Total Liabilities and Stockholders’ Deficit	$403,817	$493,845

See accompanying unaudited notes to condensed financial statements.

UPPERCUT BRANDS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,
	2020	2019

SALES	$294	$-

COST OF SALES	84	-

GROSS PROFIT	210	-

OPERATING EXPENSES:
Compensation expense	30,578	30,000
Professional fees	77,933	128,102
Product development	35,019	-
Insurance expense	-	8,174
Bad debt recovery	(1,000)	(4,000)
Selling, general and administrative expenses	17,038	12,289

Total operating expenses	159,568	174,565

LOSS FROM OPERATIONS	(159,358)	(174,565)

OTHER INCOME (EXPENSE):
Interest income	3,033	3,003
Interest expense	(82,500)	(454)
Interest expense - related party	(52)	-
Net unrealized gain on equity investments (non-controlled/non-affiliated investments)		48,493

Total other income (expense)	(79,519)	51,042

NET LOSS	$(238,877)	$(123,523)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.01)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	23,604,207	23,417,818

See accompanying unaudited notes to condensed financial statements.

UPPERCUT BRANDS, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2020 and 2019

(Unaudited)

	Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2019	115	$-	23,604,207	2,631	2,630,551	(2,655,804)	(22,892)

Net loss	-	-	-	-	-	(238,877)	(238,877)

Balance, March 31, 2020	115	-	23,604,207	$2,631	$2,630,551	$(2,894,681)	$(261,769)

	Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2018	-	$-	23,417,540	$2,342	$2,047,610	$(1,642,510)	$407,442

Common stock issued for services	-	-	25,000	2	8,748	-	8,750

Net loss	-	-	-	-	-	(123,523)	(123,523)

Balance, March 31, 2019	-	-	23,442,540	$2,344	$2,056,358	$(1,766,033)	$292,669

See accompanying unaudited notes to condensed financial statements.

UPPERCUT BRANDS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(238,877)	$(123,523)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	-	8,750
Amortization of debt discount to interest expense	82,500	-
Net unrealized gain on equity investments	-	(48,493)
Change in operating assets and liabilities:
Decrease in inventory	453	-
(Increase) in prepaid expenses and other current assets	(13,034)	(6,277)
Increase in accounts payable and accrued expenses	51,297	20,019
Increase in accrued interest payable - related party	52	-

NET CASH USED IN OPERATING ACTIVITIES	(117,609)	(149,524)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable - related party	15,000	-
Repayment of insurance finance loan	-	(9,809)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	15,000	(9,809)

NET DECREASE IN CASH AND CASH EQUIVALENTS:	(102,609)	(159,333)

CASH AND CASH EQUIVALENTS - beginning of period	111,752	336,679

CASH AND CASH EQUIVALENTS - end of period	$9,143	$177,346

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying unaudited notes to condensed financial statements.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Uppercut Brands, Inc. (formerly Point Capital, Inc.) (the “Company”) was incorporated in the State of New York on July 13, 2010. On January 24, 2013, the Company changed its state of incorporation from New York to Delaware. On September 29, 2018, the Company entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada corporation (the “Seller”) whereby the Company completed the acquisition of 100% of the assets of “NFID” from the Seller. The Company is developing NFID as an exclusive brand of apparel consisting initially of sweatshirts, hoodies, pants, t-shirts, jackets and hats.

On October 4, 2013, the Company filed a Form N-54A and elected to become a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company previously elected to be treated for federal income tax purpose as a regulated investment company, or (“RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”). Through September 29, 2018, the Company met the definition of an investment company in accordance with the guidance under Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”. On September 29, 2018, the Company filed Form N-54C, Notification of Withdrawal of election to be Subject to Section 55 through 65 of the Investment Company Act of 1940, whereas the Company has changed the nature of its business so as to cease to be a business development company (See Note 2 – Basis of Presentation). Additionally, since 2017, the Company is subject to income taxes at corporate tax rates.

On May 21, 2019, the Company amended its articles of incorporation with the State of Delaware to change the Company’s name to Uppercut Brands, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements These unaudited condensed financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements for the years ended December 31, 2019 and 2018 of the Company which were included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 20, 2020.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss and cash used in operations of $238,877 and $117,609 for the three months ended March 31, 2020.  Additionally, the Company had an accumulated deficit and stockholders’ deficit of $2,894,681 and $261,769 at March 31, 2020, and has generated minimal revenues under its new business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. If the Company is unable to raise additional capital or secure additional lending in the near future to fund its business plan, management expects that the Company will need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates. Significant estimates during the three months ended March 31, 2020 and 2019 include the collectability of notes receivable, the valuation of the Company’s equity investments, amortization period and valuation of intangibles, estimates for obsolete inventory, assumptions used in assessing impairment of long-term assets, valuation allowances for deferred tax assets, the fair value of warrants issued with debt, and the fair value of shares issued for services.

Fair Value of Financial Instruments and Fair Value Measurements

The Company uses the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, notes receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses, notes payable – related party and accrued interest – related party approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 or by the Securities Investor Protection Corporation (“SIPC”) up to $250,000. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits. At March 31, 2020 and December 31, 2019, the Company had no cash in excess of FDIC limits, respectively.

Notes Receivable

The Company recognizes an allowance for losses on notes receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current note receivable aging, and expected future write-offs, as well as an assessment of specific identifiable accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves shall be recorded based on estimates and included in cost of sales. No allowance was required at March 31, 2020 and December 31, 2019.

Equity Investments, at Cost

Equity investments, at cost comprised mainly of non-marketable capital stock and stock warrants, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically. Prior to September 29, 2018, equity investments, at cost were recorded at fair value, represented as cost, plus or minus unrealized appreciation or depreciation. The fair value of equity investments, at cost that had no ready market were determined in good faith by the Board of Directors, based upon the financial condition and operating performance of the underlying investee companies as well as general market trends for businesses in the same industry. At March 31, 2020 and December 31, 2019, equity investments, at cost of $9,394 and $9,394, respectively, comprised mainly of non-marketable capital stock, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Net Realized Gain or Loss and Net Change in Unrealized Appreciation or Depreciation of Equity Investments, at Fair Value

Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company’s cost basis and the net proceeds received from such disposition.  Realized gains and losses on investment transactions are determined by specific identification. Net change in unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment, including any reversal of previously recorded unrealized appreciation/depreciation when gains or losses are realized.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the date of adoption. The adoption of ASC 606 on January 1, 2018 did not have any impact on the process for, timing of, and presentation and disclosure of revenue recognition from contracts and there was no cumulative effect adjustment.

The Company records interest and dividend income on an accrual basis to the extent that the Company expects to collect such amounts.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation – Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director , or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of March 31, 2020 and December 31, 2019 that would require either recognition or disclosure in the accompanying financial statements.

Net Loss per Common Share

Basic loss per share is computed by dividing net loss allocable to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period using the as-if converted method. Potentially dilutive securities which included convertible preferred shares and stock options are excluded from the computation of diluted shares outstanding if they would have an anti-dilutive impact on the Company’s net losses. The following potentially dilutive shares have been excluded from the calculation of diluted net loss per share as their effect would be anti-dilutive for the three months ended March 31, 2020 and 2019:

	March 31, 2020	March 31, 2019
Series A convertible preferred stock	2,000,000	2,000,000
Series B convertible preferred stock	575,000	-
Convertible notes	1,650,000	-
Stock options	300,000	-
Warrants	2,225,000	-

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification.

Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. For the Company’s administrative office lease, the Company analyzed if it would be required to record a lease liability and a right of use asset on its consolidated balance sheets at fair value upon adoption of ASU 2016-02. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

New Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – INVENTORY

At March 31, 2020 and December 31, 2019, inventory, including jackets. t-shirts, sweatshirts, hats and fabric, consisted of the following:

	March 31, 2020	December 31, 2019
Raw materials	$41,231	$41,231
Finished goods	114,682	115,135
Inventory	$155,913	$156,366

NOTE 4 – NOTES RECEIVABLE

On September 28, 2018, the Company and the Seller executed a two-year promissory note receivable agreement with a principal balance of $200,000 of which $100,000 was funded to the Seller in September 2018 and the remaining $100,000 was funded in October 2018. The terms of the promissory note include an interest rate of 6% and the Company shall be repaid in interest only payments on a quarterly basis, until the maturity date of September 27, 2020, at which time the full principal and any interest payments will be due to the Company. At the time the promissory note receivable agreement was executed, the Company also executed a Security Interest and Pledge Agreement with the borrower. Pursuant to the Security Interest and Pledge Agreement, the borrower has pledged all of the assets of its company as security for the performance of the note obligations.

On November 2, 2018, the Company and Seller entered into a Promissory Note Agreement with a principal balance of $50,000. Pursuant to the Promissory Note, the $50,000 note was a deposit and credit towards the acquisition of the assets of Lust for Life Group such as inventory, trademarks and logos. Pursuant to this promissory note agreement, since the purchase did not close within 30 days from the note date, the note receivable became immediately due. Through the date of default, the outstanding principal balance bore interest at an annual interest rate of 10% payable on a monthly basis. Upon default, the interest rate increased to 18% per annum. As of December 31, 2018, the Company determined that this note receivable was doubtful and accordingly, recorded an allowance for doubtful account and bad debt expense of $50,000.

In December 2019, pursuant to Claim Purchase Agreements, the Company sold its notes receivable and related interest receivable balances in the aggregate amount of $277,305 to an investor. Pursuant to the Claim Purchase Agreements, the investor shall pay the Company the purchase price of $277,305 on the earlier of the payment of six-monthly installments or upon the liquidation of settlement securities of the Seller pursuant to Section 3(a)(10) of the Securities Act, whichever occurs first. The first installment shall be made following entry and full effectuation of a court order approving the settlement of the claim which occurred on March 6, 2020 in the United States district court for the District of Maryland Northern Division. Additionally, on January 6, 2020, the Company and the Seller entered into a Settlement Agreement related to notes receivable. In lieu of the Company seeking default and foreclosure against the Seller pursuant to the Note agreements, the Company received 10,420 shares of the Seller’s convertible Series B preferred stock. Since these Series B preferred shares have limited marketability, no value was placed on these shares. Subsequent to March 31, 2020, the Company collected $5,000 on the notes receivable balance.

At March 31, 2020 and December 31, 2019, notes receivable, net consisted of the following:

	March 31, 2020	December 31, 2019
Principal amounts of notes receivable	$250,000	$250,000
Less: allowance for doubtful accounts	(50,000)	(50,000)
Notes receivable, net	$200,000	$200,000

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

NOTE 5 – CONVERTIBLE NOTES PAYABLE

In October 2019, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with accredited investors. Pursuant to the terms of the Purchase Agreements, the Company issued and sold to investors convertible promissory notes in the aggregate principal amount of $330,000 (the “Notes”) and warrants to purchase up to 1,650,000 shares of the Company’s common stock (the “Warrants”). The Company received net proceeds of $295,000, net of origination issue discount of $30,000 and fees of $5,000. The Notes are due and payable in October 2020. Prior to an Event of Default, no interest shall accrue on these Notes.

At any time after the Original Issue Date, until the respective Note is no longer outstanding, the Notes shall be convertible, in whole or in part, into shares of the Company’s common stock at the option of the Holder, at any time and from time to time. In accordance with the Purchase Agreements and the Notes, subject to adjustments as defined in the Purchase Agreements and Notes. The conversion price (the “Conversion Price”) shall be equal to $0.20. The Company may prepay the Notes at any time prior to its six-month anniversary, subject to pre-payment charges as detailed in the Note. Upon every conversion, the Company shall deliver an additional $1,250 worth of shares (as calculated by the Conversion Price in effect on the conversion notice being honored) to cover the Holder’s expenses and deposit fees associated with each notice of conversion.

The Purchase Agreements and Notes contain customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. The Investor also will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights that the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete conversion of the Note. The Investor’s also has the right of first refusal with respect to any future equity (or debt with an equity component) offerings conducted by the Company until the 12-month anniversary of the Closing. The Purchase Agreements and the Notes also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, bankruptcy or insolvency proceedings, and delinquency in periodic report filings with the Securities and Exchange Commission. Upon the occurrence of an event of default, the Investor’s may declare the outstanding obligations due and payable at significant applicable default rates and take such other actions as set forth in the Note.

The Company shall issue to each investor at the closing, that number of shares of its common stock equal to 14% of the aggregate amount paid by the Investor for the Notes purchased, priced at the closing price of the Company’s common stock on the day prior to the closing, as a due diligence fee. In connection with due diligence fee, during 2019, the Company shall issue 86,667 shares of its common stock to the investors. These shares were valued at $42,000 using the closing price of the Company’s common stock on the day prior to the closing which ranged from $0.35 to $0.60 per share, and the amount was recorded as a debt discount and an increase in equity.

The Warrants are exercisable at any time on or after the date of the issuance and entitles the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrant, the holders are entitled to exercise the Warrant to purchase up to 1,650,000 shares of the Company’s common stock at an exercise price of $0.20, subject to customary adjustments as detailed in the Warrant.

This Note and related Warrants include a down-round provision under which the Note conversion price and warrant exercise price could be affected on a full-ratchet basis by future equity offerings undertaken by the Company.

In connection with the issuance of the Note and Warrants, the Company determined that the terms of the Notes and Warrants contain terms that are fixed monetary amounts at inception and accordingly, were not considered derivatives. The fair value of the warrants was determined using the Binomial valuation model. In connection with the issuance of the warrants, on the measurement date, the relative fair value of the warrants and the beneficial conversion feature of $253,000 was recorded as a debt discount and an increase in paid-in capital.

For the three months ended March 31, 2020 and 2019, interest expense related to convertible notes and warrants amounted to $82,500 and $0, which consisted of amortization of debt discount.

At March 31, 2020 and December 31, 2019, convertible notes payable consisted of the following:

	March 31, 2020	December 31, 2019
Principal amount	$330,000	$330,000
Less: unamortized debt discount	(185,625)	(268,125)
Convertible notes payable, net	$144,375	$61,875

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

NOTE 6 - NOTE PAYABLE – RELATED PARTY

On March 11, 2020, the Company entered into a Promissory Note Agreement (the “Note”) with the Company’s chief executive officer in the amount of $15,000. The Note bearing at 6% per annum, was unsecured, and all principal and interest amounts outstanding was due on April 10, 2020. In April 2020, this Note was repaid (see Note 9). At March 31, 2020, notes payable – related party amounted to $15,000. For the three months ended March 31, 2020, interest expense related to this Note amounted to $52.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred stock

The Company has authorized the issuance of 5,000,000 shares of preferred stock, $0.0001 par value. The Company’s board of directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. In April 2013, 1,000,000 shares were designated as Series A Convertible Preferred Stock and in November 2019, 2,000 shares were designated as Series B Convertible Preferred Stock.

Series A redeemable convertible preferred stock

In April 2013, pursuant to a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Agreement”), the Company issued 4,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for $400,000. Holders of Series A Preferred Stock vote together with holders of Common Stock on an as-converted basis. Each share of Series A Preferred Stock is currently convertible into 500 shares of common stock at the option of the holder (subject to a 9.99% beneficial ownership limitation) based on a conversion formula (the Stated Value, currently $100, divided by the Conversion Rate, currently $0.20). The Conversion Rate may be adjusted upon the occurrence of stock dividends or stock splits or subsequent equity sales at a price lower than the current conversion rate. Each share has a $100 liquidation value. The holders of Series A Preferred Stock are entitled to receive dividends on an as-converted basis if paid on Common Stock.

The Series A Convertible Preferred Stock is redeemable at the option of the holder upon the occurrence of certain “triggering events.” In case of a triggering event, the holder has the right to redeem each share held for cash (currently $100/share) or impose a dividend rate on all of the outstanding Preferred Stock at 6% per annum thereafter. A triggering event occurs if the Company fails to deliver certificates representing conversion shares, fails to pay the amount due pursuant to a Buy-In, fails to have available a sufficient number of authorized shares, fails to observe any covenant in the Certificate of Designation unless cured within 30 calendar days, shall be party to a Change in Control Transaction, sustains a bankruptcy event, fails to list or quote its common stock for more than 20 trading days in a twelve-month period, sustains any monetary judgment, writ or similar final process filed against the Company for more than $100,000 and such judgment writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days, or fails to comply with the Asset Coverage requirement.

Because certain of these “triggering events” are outside the control of the Company, the Preferred Stock is classified within the temporary equity section of the accompanying balance sheets.

The Series A Preferred Stock has forced conversion rights where the Company may force the conversion of the Series A Preferred Stock if certain conditions are met. Additionally, the Company may elect to redeem some or all of the outstanding Series A Preferred Stock for the Stated Value (currently $100/share) provided that proper notice is provided to the holders and that a number of conditions (the “Equity Conditions”) have been met.

The Company believes the carrying amount reported in the balance sheets for the Series A Preferred Stock of $400,000 approximates the fair market value of such Preferred Stock based on the short-term maturity of these instruments which also equals the redemption value reflected as on the balance sheets.

On March 31, 2017, the Board approved the amendment and restatement of the original Certificate of Designation in order to expressly ensure that holders of the Company’s Series A Preferred Stock have the right to elect at least two directors at all times, have complete priority over any other class as to distribution of assets and payments of dividends, and have equal voting rights with every other outstanding voting stock. On May 11, 2017, the Company filed the amendment and restatement with the State of Delaware.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Series B convertible preferred stock

In November 2019, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock, with the Secretary of State of the State of Delaware.

The Certificate of Designations established 2,000 shares of the Series B Preferred Stock, par value $0.0001, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations, Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (“Certificate of Designations”) provides that the Series B Convertible Preferred Stock shall have no right to vote on any matters on which the common shareholders are permitted to vote. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. The Series B Convertible Preferred Stock ranks senior with respect to dividends and right of liquidation to the Company’s common stock and junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company. Each share of Series B Preferred Stock shall have a stated value of $1,000 (the “Stated Value”).

Except for stock dividends or distributions for which adjustments are to be made pursuant to the certificate of designation, Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series B Preferred Stock.

The Holder of Series B Preferred stock shall have the right from time to time, and at any time after the original issue date, to convert all or any part of the outstanding Series B Preferred Stock into the Company’s common stock. The conversion price (the “Conversion Price”) shall equal $0.20 per share (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

If, at any time while the Series B Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any Person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price. In addition, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete conversion of such Holder’s Series A Preferred Stock.

On November 29, 2019, the Company entered into Series B Preferred Stock Purchase Agreements with accredited investors whereby the investors agreed to purchase an aggregate of 115 unregistered shares of the Company’s Series B Preferred stock for $115,000, or $1,000 per share. In November 2019, the Company received the cash proceeds of $110,000, net of fees of $5,000 which was charged to additional paid in capital. In connection with the sale of Series B preferred shares, the Company issued 575,000 warrants to purchase 575,000 common shares at $0.20 per share. subject to adjustment on terms similar to the Series B preferred shares.

In connection with the issuance of these Series B preferred shares and Warrants, the Company determined that the terms of the Series B preferred shares and related warrants contain terms that are fixed monetary amounts at inception and accordingly, were not considered derivatives.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Stock options

Stock option activities for the three months ended March 31, 2020 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2019	300,000	$0.0001	4.5
Granted	-	-
Forfeited	-	-
Balance Outstanding, March 31, 2020	300,000	$0.0001	4.3	$89,970
Exercisable, March 31, 2020	300,000	$0.0001	4.3	$89,970

Warrants

Warrant activities for the three months ended March 31, 2020 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2019	2,225,000	0.20	4.8
Granted	-	-
Forfeited	-	-
Balance Outstanding, March 31, 2020	2,225,000	$0.20	4.6	$222,500
Exercisable, March 31, 2020	2,225,000	$0.20	4.6	$222,500

NOTE 8 – CONCENTRATIONS

Customer concentration

For the three months ended March 31, 2020, no customer accounted for over 10% of total sales.

Vendor concentrations

Generally, the Company purchases substantially all of its raw materials and inventory from two suppliers. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 9 – SUBSEQUENT EVENTS

Note payable – related party

On April 1, 2020, the Company entered into a Promissory Note Agreement (the “Note”) with a company owned by the Company’s chief executive officer in the amount of $20,000. The Note bearing at 6% per annum, was unsecured, and all principal and interest amounts outstanding was due on June 30, 2020. On April 30, 2020, the Company repaid this note payable – related party and all interest due.

On April 30, 2020, the Company repaid the note payable – related party of $15,000 and all interest due (see Note 6).

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Exchange of convertible notes for common shares

On April 15, 2020, the Company entered into Exchange Agreements with the holders of its convertible promissory notes, which notes were originally issued in October 2019 (see Note 5). Pursuant to these Exchange Agreements, the holders agreed to exchange their convertible promissory notes of $330,000 and 1,650,000 warrants issued in connection with this debt for an aggregate of 4,125,000 shares of the Company’s common stock. as a price of $0.08 per share. After the exchanges, there are no convertible notes outstanding. In connection with this debt extinguishment, the Company recorded a loss on debt extinguishment of $198,000.

Exchange of Series B Preferred Stock for common shares

On April 15, 2020, the Company entered into Exchange Agreements with the holders of its Series B Convertible Preferred Stock, which shares of Series B Convertible Preferred Stock were originally issued in November 2019 (see Note 7). Pursuant to the Exchange Agreements, the holders agreed to exchange their 115 shares of Series B Convertible Preferred Stock with a stated value of $115,000 and 575,000 warrants issued in connection with the Series B convertible preferred stock for an aggregate of 1,437,500 shares of the Company’s common stock. as a price of $0.08 per share. After the exchanges, there are no shares of the Company’s Series B Convertible Preferred Stock outstanding. In connection with this share exchange, the Company recorded a deemed dividend on this extinguishment of $69.000.

Subscription agreements

On April 17, 2020, the Company entered into subscription agreements with certain accredited investors pursuant to which it issued an aggregate of 7,764,366 shares of the Company’s common stock for proceeds of $77,644, or $0.01 per share.

Consulting agreement

On April 10, 2020, the Company entered into a six-month consulting agreement with an accredited investor pursuant to which it agreed to issue an aggregate of 3,468,841 shares of the Company’s common stock to the consultant for consulting services to be rendered. These shares were valued at $277,507, or $0.08 per common share, based on contemporaneous common share sales (see below), which was amortized over the term of the agreement.

Advisory agreements

On April 7, 2020, the Company entered into a one-year advisory agreements with certain accredited investors pursuant to which it agreed to issue an aggregate of 5,117,343 shares of the Company’s common stock, par value $0.0001 per share, to the advisors for advisory services to be rendered. These shares were valued at $409,387, or $0.08 per common share, based on contemporaneous common share sales (see below), which was amortized over the term of the agreement.

Employment agreement

On April 17, 2020, the Company entered into an Employment Agreement with the Company’s chief executive officer (“CEO”) pursuant to which CEO will continue to serve as chief executive officer and chief financial officer of the Company. The term of the agreement will continue for a period of one year from the date of execution and automatically renews for successive one-year periods at the end of each term until either party delivers written notice of their intent not to review at least 6 months prior to the expiration of the then effective term. Pursuant to the terms of the agreement, CEO’s base salary was increased to $120,000, and Mr. Weisblum shall continue be entitled to earn a bonus, subject to the sole discretion of the Company’s Board. In addition, CEO was granted 7,630,949 shares of the Company’s common stock. These shares were valued at $370,476, or $0.08 per common share, based on contemporaneous common share sales (see below).

The agreement may be terminated by either the Company or CEO at any time and for any reason upon 60 days prior written notice. Upon termination of the agreement, CEO shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which CEO may be entitled as of the termination date (collectively, the “Accrued Amounts”). The agreement shall also terminate upon CEO’s death or the Company may terminate CEO’s employment upon his disability (as defined in the agreement). Upon the termination of CEO’s employment for death or disability, CEO shall be entitled to receive the Accrued Amounts. The agreement also contains covenants prohibiting CEO from disclosing confidential information with respect to the Company.

UPPERCUT BRANDS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

Sale of common stock

On April 28, 2020 (the “Closing Date”), the Company entered into securities purchase agreements (collectively, the “Purchase Agreement”) with certain institutions and accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate 29,993,750 shares of the Company’s common stock at a price of $0.08 per share for gross proceeds of $2,399,500, before deducting placement agent fees of $173,950 and other offering expenses of $118,460 (the “Private Placement”). The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions.

The Purchase Agreement also provides that until the six (6) month anniversary of the date of the Purchase Agreement, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $100,000 pursuant to the Purchase Agreement will have the right to participate in such subsequent financing up to an amount equal to 50% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing.

In connection with the Private Placement, the Company entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Registrable Securities (as defined therein) within thirty (30) calendar days following the Closing Date, and to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144. If the Company fails to file the registration statement or have it declared effective by the dates set forth above, amongst other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied, subject to a cap of 6%.

In conjunction with the Private Placement, all officers and directors of the Company have entered into lock-up agreements pursuant to which they have agreed not to sell their shares of common stock or common stock equivalents in the Company until the twelve-month anniversary of the Closing Date.

UPPERCUT BRANDS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

UPPERCUT BRANDS, INC.

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

Uppercut Brands, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Uppercut Brands, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss and cash used in operations of $1,013,294 and $794,324 for the year ended December 31, 2019, respectively, and has minimal revenues in 2019. Additionally, the Company has an accumulated deficit and stockholders’ deficit of $2,655,804 and $22,892 at December 31, 2019, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plans in regard to these matters, is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2019.

Boca Raton, Florida

March 20, 2020

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

UPPERCUT BRANDS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$111,752	$336,679
Equity investments, at fair value (cost of $0 and $45,336 at December 31, 2019 and 2018, respectively)	-	215,528
Equity investments, at cost	9,394	12,766
Notes receivable, net	200,000	-
Prepaid expenses and other current assets	16,333	34,031
Inventory	156,366	26,973

Total Current Assets	493,845	625,977

OTHER ASSETS:
Notes receivable, net	-	200,000
Intangible asset	-	29,440

Total Other Assets	-	229,440

Total Assets	$493,845	$855,417

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Convertible note payable, net of discount	$61,875	$-
Accounts payable and accrued expenses	54,862	25,631
Insurance finance loan	-	22,344

Total Current Liabilities	116,737	47,975

Concentrations (see Note 12)

Redeemable Series A, convertible preferred stock, $0.0001 par value, 1,000,000 shares designated; 4,000 shares issued and outstanding at December 31, 2019 and 2018 ($100 per share redemption and liquidation value)	400,000	400,000

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.0001 par value, 5,000,000 shares authorized	-	-
Series B convertible preferred stock, $0.0001 par value, 2,000 shares designated; 115 and 0 shares issued and outstanding at
December 31, 2019 and 2018, respectively ($1,000 per share liquidation value)	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 23,604,207 and 23,417,450 shares issued and outstanding at
December 31, 2019 and 2018, respectively	2,361	2,342
Additional paid-in capital	2,630,551	2,047,610
Accumulated deficit	(2,655,804)	(1,642,510)

Total Stockholders' Equity (Deficit)	(22,892)	407,442

Total Liabilities and Stockholders' Equity (Deficit)	$493,845	$855,417

See accompanying notes to financial statements.

UPPERCUT BRANDS, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2019	2018
REVENUES	$40,569	$-

COST OF SALES	27,387	-

GROSS PROFIT	13,182	-

OPERATING EXPENSES:
Compensation expense	319,587	145,000
Professional fees	431,015	203,559
Product development	63,465	-
Insurance expense	26,565	35,195
Bad debt (recovery) expense	(13,500)	35,000
Selling, general and administrative expenses	87,013	76,076
Impairment loss	29,440	99,412

Total operating expenses	943,585	594,242

LOSS FROM OPERATIONS	(930,403)	(594,242)

OTHER INCOME (EXPENSE):
Interest income	12,196	4,218
Interest expense	(62,739)	-
Interest expense - related party	(189)	-
Net realized gain (loss) on equity investments (non-controlled/non-affiliated investments)	138,032	(100,759)
Net unrealized loss on equity investments (non-controlled/non-affiliated investments)	(170,191)	(278,680)

Total other expense, net	(82,891)	(375,221)

NET LOSS	$(1,013,294)	$(969,463)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.04)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	23,468,522	49,101,419

See accompanying notes to financial statements.

UPPERCUT BRANDS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2019 and 2018

	Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated Net Investment	Accumulated Undistributed Net Realized Gain (Loss)	Unrealized Appreciation (Depreciation)	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Loss	On Investments	on Investments	Deficit	Equity (Deficit)
Balance, December 31, 2017	-	$-	50,082,441	$5,009	$1,871,080	$(470,388)	$(651,530)	$448,871	$-	$1,203,042

Common stock issued for asset acquisition	-	-	2,000,000	200	152,035	-	-	-	-	152,235

Common stock issued for cash	-	-	70,000	7	24,493	-	-	-	-	24,500

Common stock repurchased for cash and cancelled	-	-	(28,734,901)	(2,874)	2	-	-	-	-	(2,872)

Adoption of corporation accounting	-	-	-	-	-	470,388	651,530	(448,871)	(673,047)	-

Net loss	-	-	-	-	-	-	-	-	(969,463)	(969,463)

Balance, December 31, 2018	-	-	23,417,540	2,342	2,047,610	-	-	-	(1,642,510)	407,442

Series B preferred stock issued for cash, net of costs	115	-	-	-	110,000	-	-	-	-	110,000

Common stock issued for services	-	-	100,000	10	34,990	-	-	-	-	35,000

Common stock issued for due diligence fee	-	-	86,667	9	41,991	-	-	-	-	42,000

Accretion of stock options for services	-	-	-	-	142,960	-	-	-	-	142,960

Warrants issued in connection with convertible debt	-	-	-	-	253,000	-	-	-	-	253,000

Net loss	-	-	-	-	-	-	-	-	(1,013,294)	(1,013,294)

Balance, December 31, 2019	115	$-	23,604,207	$2,361	$2,630,551	$-	$-	$-	$(2,655,804)	$(22,892)

See accompanying notes to financial statements.

UPPERCUT BRANDS, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,013,294)	$(969,463)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Amortization	-	17,550
Impairment loss	29,440	99,412
Stock-based compensation	177,960	-
Amortization of debt discount to interest expense	61,875	-
Net realized (gain) loss on equity investments	(138,032)	100,759
Net unrealized loss on equity investments	170,191	278,680
Proceeds from sale of equity investments	-	727,496
Bad debt expense	-	35,000
Change in operating assets and liabilities:
Increase in inventory	(129,393)	(26,973)
Decrease in prepaid expenses and other current assets	17,698	22,888
Increase (decrease) in accounts payable and accrued expenses	29,231	(12,712)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(794,324)	272,637

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash disbursements related to notes receivable	-	(250,000)
Purchase of equity investment	(5,197)	-
Proceeds from sale of equity investments	191,938	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	186,741	(250,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	24,500
Redemption of common stock	-	(2,872)
Proceeds from sale of series B preferred stock, net	110,000	-
Net proceeds from convertible debt	295,000	-
Proceeds from note payable - related party	25,000	-
Repayment of note payable - related party	(25,000)
Repayment of insurance finance loan	(22,344)	(2,177)

NET CASH PROVIDED BY FINANCING ACTIVITIES	382,656	19,451

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS:	(224,927)	42,088

CASH AND CASH EQUIVALENTS - beginning of year	336,679	294,591

CASH AND CASH EQUIVALENTS - end of year	$111,752	$336,679

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued for acquisition of intangible assets and prepaid expenses	$300,000	$152,235
Increase in prepaid expenses and accrued expenses for insurance finance loan	$-	$24,521
Common stock issued for due diligence fee and related increase in debt discount	$42,000	$-
Warrants issued in connection with convertible debt and related increase in debt discount	$253,000	$-

See accompanying notes to financial statements.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND BUSINESS

Uppercut Brands, Inc. (formerly Point Capital, Inc.) (the “Company”) was incorporated in the State of New York on July 13, 2010. On January 24, 2013, the Company changed its state of incorporation from New York to Delaware. On September 29, 2018, the Company entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada corporation (the “Seller”) whereby the Company completed the acquisition of 100% of the assets of “NFID” from the Seller. The Company is developing NFID as an exclusive brand of apparel consisting initially of sweatshirts, hoodies, pants, t-shirts, jackets and hats.

On October 4, 2013, the Company filed a Form N-54A and elected to become a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company previously elected to be treated for federal income tax purpose as a regulated investment company, or (“RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”). At March 31, 2017, the Company determined that it failed the RIC diversification test since one of the Company’s investments accounted for approximately 78% of the Company’s total assets. The Company did not cure its failure to retain its status as a RIC and the Company will not seek to obtain RIC status again. Accordingly, the Company is subject to income taxes at corporate tax rates.

Through September 29, 2018, the Company met the definition of an investment company in accordance with the guidance under Accounting Standards Codification Topic 946 “Financial Services – Investment Companies”. On September 29, 2018, the Company filed Form N-54C, Notification of Withdrawal of election to be Subject to Section 55 through 65 of the Investment Company Act of 1940, whereas the Company has changed the nature of its business so as to cease to be a business development company (See Note 2 – Basis of Presentation). As a BDC, the Company’s investment activities were managed by Eric Weisblum, the Company’s Chief Executive Officer.

On May 21, 2019, the Company amended its articles of incorporation with the State of Delaware to change the Company’s name to Uppercut Brands, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

Effective September 29, 2018, following authorization by its shareholders, the Company withdrew its previous election to be regulated as a BDC under the Investment Company Act of 1940, as amended, or the 1940 Act. Prior to such time, the Company was a closed-end, non-diversified management investment company that had elected to be treated as a BDC under the 1940 Act.

The Company discontinued applying the guidance in FASB Accounting Standards Codification (ASC) Topic 946 - Financial Services – Investment Company and shall account for the change in its status prospectively by accounting for its equity investments in accordance with ASC Topics 320 - Investments—Debt and Equity Securities as of the date of the change in status. Additionally, the presentation of the financial statements will be that of a commercial company rather than that of an investment company.

In accordance with ASC 946, the Company is making this change to it financial reporting prospectively, and not restating periods prior to the Company’s change in status to a non-investment company effective September 29, 2018. Accordingly, in this report, the Company refers to both accounting in accordance with U.S. generally accepted accounting principles (GAAP) applicable to corporations (Corporation Accounting), which applies commencing September 29, 2018 and to that applicable to investment companies under the 1940 Act (Investment Company Accounting) which applies to prior periods. However, pursuant to ASC 205 – Presentation of Financial Statements, Section 205-10-50-1, “Changes Affecting Comparability”, certain amounts in the 2018 financial statements have been reclassified to conform to the 2019 presentation. These reclassifications primarily effect the presentation of revenues and expenses in the statements of operations. The schedules of investments are not presented for the year ended December 31, 2018. The Company determined that there is no cumulative effect of the change from Investment Company Accounting to Corporation Accounting on periods prior to those presented and that there is no effect on the Company’s financial position or results of operations as a result of this change.

In order to maintain its status as a non-investment company, the Company will now operate so as to fall outside the definition of an “Investment Company” or within an applicable exception. The Company expects to continue to operate outside the definition of an “Investment Company” as a company primarily engaged in the business of developing and selling apparel products.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss and cash used in operations of $1,013,294 and $794,324 for the year ended December 31, 2019.  Additionally, the Company had an accumulated deficit and a stockholders’ deficit of $2,655,804 and $22,892 at December 31, 2019, and has generated minimal revenues under its new business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. If the Company is unable to raise additional capital or secure additional lending in the near future to fund its business plan, management expects that the Company will need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates. Significant estimates during the years ended December 31, 2019 and 2018 include the collectability of notes receivable, the valuation of the Company’s equity investments, amortization period and valuation of intangibles, estimates for obsolete inventory, assumptions used in assessing impairment of long-term assets, valuation allowances for deferred tax assets, the fair value of warrants issued with debt, and the fair value of shares issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 or by the Securities Investor Protection Corporation (“SIPC”) up to $250,000. During 2019 and 2018, the Company had cash balances exceeding the FDIC and SIPC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits. At December 31, 2019 and 2018, the Company had approximately $0 and $86,700 cash in excess of FDIC limits, respectively.

Notes Receivable

The Company recognizes an allowance for losses on notes receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current note receivable aging, and expected future write-offs, as well as an assessment of specific identifiable accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense. No allowance was required for 2019 and 2018.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves shall be recorded based on estimates and included in cost of sales. No allowance was required for 2019 and 2018.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Securities Transactions

Securities transactions are recorded on a trade date basis. Securities transactions outside conventional channels, such as private transactions, are recorded as of the date the Company obtains the right to demand the securities purchased or to collect the proceeds from a sale and incurs an obligation to pay for securities purchased or to deliver securities sold, respectively. The Company records interest and dividend income on an accrual basis to the extent that the Company expects to collect such amounts. Commissions and other costs associated with transactions involving securities, including legal costs, are included in the cost basis of purchases and deducted from the proceeds of sales.

Equity Investments, at Cost

Equity investments, at cost comprised mainly of non-marketable capital stock and stock warrants, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically. Prior to September 29, 2018, equity investments, at cost were recorded at fair value, represented as cost, plus or minus unrealized appreciation or depreciation. The fair value of equity investments, at cost that had no ready market were determined in good faith by the Board of Directors, based upon the financial condition and operating performance of the underlying investee companies as well as general market trends for businesses in the same industry.

Equity Investments, at Fair Value

Through September 29, 2018, on a quarterly basis, the Board of Directors of the Company (the “Board”), in good faith, determined the fair value of equity investments, at fair value in the following manner:

Equity securities which are listed on a recognized stock exchange were valued at the adjusted closing trade price on the last trading day of the valuation period. For equity securities that carry a restriction inherent to the security, a restriction discount was applied, as appropriate. Investments in warrants were valued at fair value using the Black-Scholes option pricing model. Investments in securities, which were convertible at a date in the future, were valued assuming a full conversion into common shares and valued based on the methodology for equity securities described above, or at the respective investment’s face value, whichever is a better indicator of fair value. Investments in unlisted securities were valued using a market approach net of the appropriate discount for lack of marketability.

Investments without a readily determined market value were primarily valued using a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that the Company took into account in fair value pricing the Company’s investments included, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, and enterprise values, among other factors.

Because there was not a readily available market value for some of the investments in its portfolio, the Company valued certain of its portfolio investments at fair value as determined in good faith by the Board, as described herein. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments fluctuated from period to period. Additionally, the fair value of the Company’s investments differed significantly from the values that would have been used had a readily available market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, the Company could realize significantly less than the value at which the Company has recorded it.

Subsequent to September 29, 2018, pursuant to ASC 320 – Investments – Debt and Equity Securities, the Company categorizes its equity investments, fair value as an available for sale security since there is an active market in such equity investments. Available for sale securities are carried at fair value with unrealized gains or losses included in income (expense). Realized gains and losses are determined on a specific identification basis and are included in other income (expense). The Company reviews equity investments for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Intangible Assets

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful lives. Intangible assets consisted of a brand ambassador agreement which were being amortized over a period of one year and trademarks which were recorded at cost and have an indefinite useful life and were not amortized.

For the year ended December 31, 2018, the Company recorded an impairment loss of $87,745 related to the impairment of the brand ambassador agreement. For the year ended December 31, 2019, the Company recorded an impairment loss of $29,440 related to the impairment of trademarks. Management determined that there was a significant adverse change in the extent or manner in which these long-lived assets were being used.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Net Realized Gain or Loss and Net Change in Unrealized Appreciation or Depreciation of Equity Investments, at Fair Value

Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company’s cost basis and the net proceeds received from such disposition.  Realized gains and losses on investment transactions are determined by specific identification. Net change in unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment, including any reversal of previously recorded unrealized appreciation/depreciation when gains or losses are realized.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the date of adoption. The adoption of ASC 606 on January 1, 2018 did not have any impact on the process for, timing of, and presentation and disclosure of revenue recognition from contracts and there was no cumulative effect adjustment.

The Company records interest and dividend income on an accrual basis to the extent that the Company expects to collect such amounts.

Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Effective January 1, 2017, the Company adopted Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur, and the cumulative impact of this change did not have any effect on the Company’s financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company adopted ASU No. 2018-07 on January 1, 2019 and there was no cumulative effect of adoption.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new shares from its unissued authorized shares.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of December 31, 2019 and 2018 that would require either recognition or disclosure in the accompanying financial statements.

Net Loss per Common Share

Basic loss per share is computed by dividing net loss allocable to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period using the as-if converted method. Potentially dilutive securities which included convertible preferred shares and stock options are excluded from the computation of diluted shares outstanding if they would have an anti-dilutive impact on the Company’s net losses. The following potentially dilutive shares have been excluded from the calculation of diluted net loss per share as their effect would be anti-dilutive for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Series A convertible preferred stock	2,000,000	2,000,000
Series B convertible preferred stock	575,000	-
Convertible notes	1,650,000	-
Stock options	300,000	-
Warrants	2,225,000	-

New Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 3 – ACQUISITION

On September 29, 2018 (the “Closing Date”), the Company entered into an Asset Purchase Agreement (“APA”) with Blind Faith Concepts Holdings, Inc. a Nevada Corporation (the “Seller”) whereby the Company completed the acquisition of 100% of the assets of “NFID” from the Seller which consisted of three trademarks related to the NFID brand, the NFID website, shoe designs and samples, and the assumption of a one-year Brand Ambassador Agreement in exchange for 2,000,000 shares of common capital stock of the Company. NFID is a recently developed unisex apparel brand. The Company plans on continuing product development to fully launch the product. The Company’s acquisition of the NFID assets gives the Company access to the growing market for unisex products.

As a result of the APA, the Company has elected to no longer be deemed a “Business Development Company” as defined by the Investment Company Act of 1940, as amended from time to time (the “Act”). The withdrawal was generally approved by the shareholders of the Company on April 11, 2017, as evidenced on the Definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed on June 5, 2017. The Board, under authority granted by the shareholders, approved the withdrawal on September 27, 2018. On September 28, 2018, the Company filed Form N-54C, officially withdrawing its election to be subject to sections 55 through 65 of the Act.

Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the ASA to determine if the Company acquired a business or acquired assets. Based on this analysis, it was determined that the Company acquired assets. Pursuant to the terms of the APA, the Company issued 2,000,000 shares of common capital stock of the Company in exchange for 100% of the NFID assets. The shares were valued at $152,235, or $0.08 per share, the fair value of the Company’s common stock based on the fair value of assets acquired. No goodwill should be recorded since the APA was accounted for as an asset purchase.

The relative fair value of the assets acquired were based on management’s estimates of the fair values on September 29, 2018. Based upon the purchase price allocation, the following table summarizes the estimated relative fair value of the assets acquired at the date of acquisition:

Prepaid expenses	$17,500
Intangible assets	134,735
Total assets acquired at fair value	152,235
Total purchase consideration	$152,235

The Company valued the three trademarks acquired at their historical cost of $29,440 which approximates fair market value. The Company valued the Brand Ambassador Agreement at $105,295 using the estimated fair value of required social media posts by the artist/singer Max Schneider, known as Max (“MAX”). MAX is considered a social media influencer with over 600,000 Instagram followers and over 1.5 million YouTube subscribers.

Pursuant to the Brand Ambassador Agreement, the Company was to incur a minimum cash payment of $35,000 related to a minimum royalty payment of which $17,500 was paid prior to the Closing Date. The remaining $17,500 was due on January 27, 2019 and was not paid due to cancellation of the agreement.

At December 31, 2018, based on management’s impairment analysis, the Company recorded an impairment loss of $99,412 due to the write off the remaining unamortized carrying value of its intangible asset of $87,745 and the remaining prepaid expense of $11,667 related to the brand ambassador agreements.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

The Company uses the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

The carrying amounts reported in the balance sheets for cash, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses, and insurance finance loan approximate their fair market value based on the short-term maturity of these instruments.

Equity investments, at fair value

The Company accounted for certain equity investments at fair value using level 1, level 2 and level 3 valuations. Assets and liabilities measured at fair value on a recurring basis are as follows at December 31, 2019 and 2018:

	At December 31, 2019			At December 31, 2018
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Equity investments, at fair value	$—	—	—	$215,528	—	—

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

At December 31, 2018, equity investments, at fair value consisted of common equity securities of one entity.

Equity investments, at fair value are treated as available for sale securities and are carried at fair value with unrealized gains or losses included in income (expense). Realized gains and losses are determined on a specific identification basis and are included in other income (expense). The Company reviews equity investments, at fair value for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.

The following are the Company’s equity investments, at fair value owned by levels within the fair value hierarchy at December 31, 2018:

	Level 1	Level 2	Level 3	Total
Common Stock	$215,528	$-	$-	$215,528
Total Investments	$215,528	$-	$-	$215,528

At December 31, 2019 and 2018, equity investments, at fair value consisted of the following components:

	December 31, 2019	December 31, 2018
Equity investments, at original cost	$-	$45,336
Gross unrealized appreciation	-	170,192
Equity investments, at fair market value	$-	$215,528

The following additional disclosures relate to the changes in fair value of the Company’s Level 3 investments during the years ended December 31, 2019 and 2018:

	Years Ended December 31,
	2019	2018
Balance at beginning of year	$-	$464,466
Net change in unrealized depreciation on investments	-	(414,730)
Net transfers out of Level 3	-	(49,736)
Balance at end of year	$-	$-

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Equity investments, at cost

At December 31, 2019 and 2018, equity investments, at cost of $9,394 and $12,766, respectively, comprised mainly of non-marketable capital stock, are recorded at cost, as adjusted for other than temporary impairment write-downs and are evaluated for impairment periodically.

NOTE 5 – INVENTORY

At December 31, 2019 and 2018, inventory, including leather footwear finished goods, fabric, jackets. t-shirts and hats and fabric, consisted of the following:

	December 31, 2019	December 31, 2018
Raw materials	$41,231	$-
Finished goods	115,135	26,973
Inventory	$156,366	$26,973

NOTE 6 – NOTES RECEIVABLE

On September 28, 2018, the Company and the Seller executed a two-year promissory note receivable agreement with a principal balance of $200,000 of which $100,000 was funded to the Seller in September 2018 and the remaining $100,000 was funded in October 2018. The terms of the promissory note include an interest rate of 6% and the Company shall be repaid in interest only payments on a quarterly basis, until the maturity date of September 27, 2020, at which time the full principal and any interest payments will be due to the Company. At the time the promissory note receivable agreement was executed, the Company also executed a Security Interest and Pledge Agreement with the borrower. Pursuant to the Security Interest and Pledge Agreement, the borrower has pledged all of the assets of its company as security for the performance of the note obligations.

On November 2, 2018, the Company and Seller entered into a Promissory Note Agreement with a principal balance of $50,000. Pursuant to the Promissory Note, the $50,000 note was a deposit and credit towards the acquisition of the assets of Lust for Life Group such as inventory, trademarks and logos. Pursuant to this promissory note agreement, since the purchase did not close within 30 days from the note date, the note receivable became immediately due. Through the date of default, the outstanding principal balance bore interest at an annual interest rate of 10% payable on a monthly basis. Upon default, the interest rate increased to 18% per annum. As of December 31, 2018, the Company determined that this note receivable was doubtful and accordingly, recorded an allowance for doubtful account and bad debt expense of $50,000.

In December 2019, pursuant to Claim Purchase Agreements, the Company sold its notes receivable and related interest receivable balances in the aggregate amount of $277,305 to an investor. Pursuant to the Claim Purchase Agreements, the investor shall pay the Company the purchase price of $277,305 on the earlier of the payment of six-monthly installments or upon the liquidation of settlement securities of the Seller pursuant to Section 3(a)(10) of the Securities Act, whichever occurs first. The first installment shall be made following entry and full effectuation of a court order approving the settlement of the claim which occurred on March 6, 2020 in the United States district court for the District of Maryland Northern Division. Additionally, effective January 6, 2020, the Company entered into a settlement agreement with the Seller (see Note 12 – Subsequent Events).

At December 31, 2019 and 2018, notes receivable, net consisted of the following:

	December 31, 2019	December 31, 2018
Principal amounts of notes receivable	$250,000	$250,000
Less: allowance for doubtful accounts	(50,000)	(50,000)
Notes receivable, net	$200,000	$200,000

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 7 – INTANGIBLE ASSETS

In connection with an APA (See Note 3), the Company valued the three trademarks acquired at their historical cost of $29,440 which approximated fair market value. The Company valued the Brand Ambassador Agreement at $105,295 using the estimated fair value of required social media posts by the artist/singer Max Schneider, known as Max (“MAX”).

At December 31, 2018, based on management’s impairment analysis, the Company wrote off the remaining unamortized carrying value of its intangible asset related to the brand ambassador agreement and recorded an impairment loss of $87,745. Management determined that there was a significant adverse change in the extent or manner in which this long-lived asset was being used. For the year ended December 31, 2019, the Company recorded an impairment loss of $29,440 related to the impairment of its trademarks. Management determined that there was a significant adverse change in the extent or manner in which its trademarks were being used. Trademarks were treated as indefinite long-lived assets and therefore were not amortized.

At December 31, 2019 and 2018, intangible assets consisted of the following:

	Useful life	December 31, 2019	December 31, 2018
Trademarks	N/A	$-	$29,440

For the years ended December 31, 2019 and 2018, amortization of intangible assets amounted to $0 and $17,550, respectively.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

In October 2019, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with accredited investors. Pursuant to the terms of the Purchase Agreements, the Company issued and sold to investors convertible promissory notes in the aggregate principal amount of $330,000 (the “Notes”) and warrants to purchase up to 1,650,000 shares of the Company’s common stock (the “Warrants”). The Company received net proceeds of $295,000, net of origination issue discount of $30,000 and fees of $5,000. The Notes are due and payable in October 2020. Prior to an Event of Default, no interest shall accrue on these Notes.

At any time after the Original Issue Date, until the respective Note is no longer outstanding, the Notes shall be convertible, in whole or in part, into shares of the Company’s common stock at the option of the Holder, at any time and from time to time. In accordance with the Purchase Agreements and the Notes, subject to adjustments as defined in the Purchase Agreements and Notes. The conversion price (the “Conversion Price”) shall be equal to $0.20. The Company may prepay the Notes at any time prior to its six-month anniversary, subject to pre-payment charges as detailed in the Note. Upon every conversion, the Company shall deliver an additional $1,250 worth of shares (as calculated by the Conversion Price in effect on the conversion notice being honored) to cover the Holder’s expenses and deposit fees associated with each notice of conversion.

The Purchase Agreements and Notes contain customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. The Investor also will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights that the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete conversion of the Note. The Investor’s also has the right of first refusal with respect to any future equity (or debt with an equity component) offerings conducted by the Company until the 12-month anniversary of the Closing. The Purchase Agreements and the Notes also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, bankruptcy or insolvency proceedings, and delinquency in periodic report filings with the Securities and Exchange Commission. Upon the occurrence of an event of default, the Investor’s may declare the outstanding obligations due and payable at significant applicable default rates and take such other actions as set forth in the Note.

The Company shall issue to each investor at the closing, that number of shares of its common stock equal to 14% of the aggregate amount paid by the Investor for the Notes purchased, priced at the closing price of the Company’s common stock on the day prior to the closing, as a due diligence fee. In connection with due diligence fee, the Company shall issue 86,667 shares of its common stock to the investors. These shares were valued at $42,000 using the closing price of the Company’s common stock on the day prior to the closing which ranged from $0.35 to $0.60 per share, and the amount was recorded as a debt discount and an increase in equity.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

The Warrants are exercisable at any time on or after the date of the issuance and entitles the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrant, the holders are entitled to exercise the Warrant to purchase up to 1,650,000 shares of the Company’s common stock at an exercise price of $0.20, subject to customary adjustments as detailed in the Warrant.

This Note and related Warrants include a down-round provision under which the Note conversion price and warrant exercise price could be affected on a full-ratchet basis by future equity offerings undertaken by the Company.

In connection with the issuance of the Note and Warrants, the Company determined that the terms of the Notes and Warrants contain terms that are fixed monetary amounts at inception and accordingly, were not considered derivatives. The fair value of the warrants was determined using the Binomial valuation model. In connection with the issuance of the warrants, on the measurement date, the relative fair value of the warrants and the beneficial conversion feature of $253,000 was recorded as a debt discount and an increase in paid-in capital.

During the year ended December 31, 2019, the fair value of the warrants was estimated using the Binomial valuation model with the following assumptions:

2019
Dividend rate	—%
Term (in years)	5.00 years
Volatility	158.6%
Risk—free interest rate	1.48% to 1.66%

For the year ended December 31, 2019 and 2018, interest expense related to convertible notes and warrants amounted to $61,875 and $0, which consisted of amortization of debt discount.

At December 31, 2019 and 2018, convertible notes payable consisted of the following:

	December 31, 2019	December 31, 2018
Principal amount	$330,000	$-
Less: unamortized debt discount	(268,125)	-
Convertible notes payable, net	$61,875	$-

NOTE 9 - NOTE PAYABLE – RELATED PARTY

On September 16, 2019, the Company entered into a Promissory Note Agreement (the “Note”) with the Company’s chief executive officer in the amount of $25,000. The Note bearing at 6% per annum, was unsecured, and all principal and interest amounts outstanding was repaid in November 2019. For the year ended December 31, 2019 and 2018, interest expense related to this Note amounted to $189 and $0, respectively.

NOTE 10 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

The Company has authorized the issuance of 5,000,000 shares of preferred stock, $0.0001 par value. The Company’s board of directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. In April 2013, 1,000,000 shares were designated as Series A Convertible Preferred Stock and in November 2019, 2,000 shares were designated as Series B Convertible Preferred Stock.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Series A redeemable convertible preferred stock

In April 2013, pursuant to a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Agreement”), the Company issued 4,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for $400,000. Holders of Series A Preferred Stock vote together with holders of Common Stock on an as-converted basis. Each share of Series A Preferred Stock is currently convertible into 500 shares of common stock at the option of the holder (subject to a 9.99% beneficial ownership limitation) based on a conversion formula (the Stated Value, currently $100, divided by the Conversion Rate, currently $0.20). The Conversion Rate may be adjusted upon the occurrence of stock dividends or stock splits or subsequent equity sales at a price lower than the current conversion rate. Each share has a $100 liquidation value. The holders of Series A Preferred Stock are entitled to receive dividends on an as-converted basis if paid on Common Stock.

The Series A Convertible Preferred Stock is redeemable at the option of the holder upon the occurrence of certain “triggering events.” In case of a triggering event, the holder has the right to redeem each share held for cash (currently $100/share) or impose a dividend rate on all of the outstanding Preferred Stock at 6% per annum thereafter. A triggering event occurs if the Company fails to deliver certificates representing conversion shares, fails to pay the amount due pursuant to a Buy-In, fails to have available a sufficient number of authorized shares, fails to observe any covenant in the Certificate of Designation unless cured within 30 calendar days, shall be party to a Change in Control Transaction, sustains a bankruptcy event, fails to list or quote its common stock for more than 20 trading days in a twelve-month period, sustains any monetary judgment, writ or similar final process filed against the Company for more than $100,000 and such judgment writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days, or fails to comply with the Asset Coverage requirement.

Because certain of these “triggering events” are outside the control of the Company, the Preferred Stock is classified within the temporary equity section of the accompanying balance sheets.

The Series A Preferred Stock has forced conversion rights where the Company may force the conversion of the Series A Preferred Stock if certain conditions are met. Additionally, the Company may elect to redeem some or all of the outstanding Series A Preferred Stock for the Stated Value (currently $100/share) provided that proper notice is provided to the holders and that a number of conditions (the “Equity Conditions”) have been met.

The Company believes the carrying amount reported in the balance sheets for the Series A Preferred Stock of $400,000 approximates the fair market value of such Preferred Stock based on the short-term maturity of these instruments which also equals the redemption value reflected as on the balance sheets.

On March 31, 2017, the Board approved the amendment and restatement of the original Certificate of Designation in order to expressly ensure that holders of the Company’s Series A Preferred Stock have the right to elect at least two directors at all times, have complete priority over any other class as to distribution of assets and payments of dividends, and have equal voting rights with every other outstanding voting stock. On May 11, 2017, the Company filed the amendment and restatement with the State of Delaware.

Series B convertible preferred stock

In November 2019, the Company filed an Amendment to its Articles of Incorporation to designate a series of preferred stock, the Series B Convertible Preferred Stock, with the Secretary of State of the State of Delaware.

The Certificate of Designations established 2,000 shares of the Series B Preferred Stock, par value $0.0001, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations, Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (“Certificate of Designations”) provides that the Series B Convertible Preferred Stock shall have no right to vote on any matters on which the common shareholders are permitted to vote. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. The Series B Convertible Preferred Stock ranks senior with respect to dividends and right of liquidation to the Company’s common stock and junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company. Each share of Series B Preferred Stock shall have a stated value of $1,000 (the “Stated Value”).

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Except for stock dividends or distributions for which adjustments are to be made pursuant to the certificate of designation, Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Company’s common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series B Preferred Stock.

The Holder of Series B Preferred stock shall have the right from time to time, and at any time after the original issue date, to convert all or any part of the outstanding Series B Preferred Stock into the Company’s common stock. The conversion price (the “Conversion Price”) shall equal $0.20 per share (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

If, at any time while the Series B Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any Person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances, collectively, a "Dilutive Issuance"), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price. In addition, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete conversion of such Holder's Series A Preferred Stock.

On November 29, 2019, the Company entered into Series B Preferred Stock Purchase Agreements with accredited investors whereby the investors agreed to purchase an aggregate of 115 unregistered shares of the Company’s Series B Preferred stock for $115,000, or $1,000 per share. In November 2019, the Company received the cash proceeds of $110,000, net of fees of $5,000 which was charged to additional paid in capital. In connection with the sale of Series B preferred shares, the Company issued 575,000 warrants to purchase 575,000 common shares at $0.20 per share. subject to adjustment on terms similar to the Series B preferred shares.

In connection with the issuance of these Series B preferred shares and Warrants, the Company determined that the terms of the Series B preferred shares and related warrants contain terms that are fixed monetary amounts at inception and accordingly, were not considered derivatives.

Common stock

Common stock issued for asset acquisition

On September 29, 2018 (the “Closing Date”), pursuant to an APA (See Note 3), the Company issued 2,000,000 shares of common stock of the Company.

Common stock issued for cash

On December 4, 2018, the Company issued 70,000 shares of its common stock for cash proceeds of $24,500, or $0.35 per share.

Common stock redemption

In December 2018, the Company executed 14 separate Return to Treasury Agreements, whereby certain shareholders holding an aggregate of 28,734,901 shares of common stock of the Company agreed to return a portion of their respective holdings to treasury in exchange for cash payments aggregating $2,872. As a result, the total issued and outstanding number of shares of common stock of the Company was reduced by 28,734,901.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Common stock issued for services

On January 22, 2019, the Company entered into a consulting agreement with a consultant in connection with the Company’s marketing and branding of its NFID products. The agreement ended on December 31, 2019. For services rendered, the Company paid the consultant an initial payment of $25,000 and, beginning on April 1, 2019, the Company paid the consultant $5,000 per month through December 2019. Additionally, the Company issued 100,000 shares of common stock of the Company to the consultant on a quarterly basis in tranches of 25,000 shares per quarter, commencing on March 31, 2019, and continuing on to the last day of each subsequent quarter in the year 2019. These shares were valued on the January 22, 2019 grant date at $35,000, or $0.35 per common share, based on recent common share sales which shall be amortized over the vesting period. For the year ended December 31, 2019, the Company recorded stock-based professional fees of $35,000. Through December 31, 2019, the Company issued 100,000 shares of its common stock to the consultant.

Stock options

Pursuant to a six month employment agreement with the Company’s chief executive officer (the “Executive”) dated April 15, 2019 (the “Effective Date”), the Company agreed to grant to Executive an option (the “Option’’) to purchase up to 200,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share, of which 100,000 vested on April 15, 2019 and 100,000 vested on July 15, 2019. On October 15, 2019, the Company granted to this same Executive an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share. Should the Company terminate this employment agreement, the right to purchase shares shall cease as of the date of termination.

Pursuant to a six month employment agreement dated April 15, 2019 (the “Effective Date”), the Company agreed that an executive officer of the Company will be granted an option (the “Option’’) to purchase up to 100,000 shares of the Company’s common stock at an exercise price equal to par value of the Company’s common stock of $0.0001 per share, of which 50,000 vested on April 15, 2019 and 50,000 vested on July 15, 2019. Should the Company terminate this agreement, the right to purchase shares shall cease as of the date of termination. This employment was terminated in October 2019 and accordingly, the 100,000 stock options were forfeited.

The options were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 2.37%, expected dividend yield of 0%, expected option term of 5 years using the simplified method and expected volatility ranging from 74% to 158.6% based on comparable and calculated volatility. The aggregate grant date fair value of these awards amounted to $142,960 as of December 31, 2019.

For the year ended December 31, 2019, the Company recorded $142,960 of compensation expense related these stock options. Total unrecognized compensation expense related to stock options at December 31, 2019 amounted to $0.

The Company did not have any outstanding options during the year ended December 31, 2018. Stock option activities for the year ended December 31, 2019 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2018	-	-
Granted	400,000	0.0001
Forfeited	(100,000)	(0.0001)
Balance Outstanding, December 31, 2019	300,000	$0.0001	4.5	$104,970
Exercisable, December 31, 2019	300,000	$0.0001	4.5	$104,970

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Warrants

In October 2019, in connection with the convertible notes Securities Purchase Agreements with accredited investors (see Note 8), the Company issued five-year warrants to purchase up to 1,650,000 shares of the Company’s common stock at $0.20 per share.

In connection with the sale of Series B preferred shares as discussed above, the Company issued 575,000 warrants to purchase 575,000 common shares at $0.20 per share. subject to adjustment on terms similar to the Series B preferred shares.

Warrant activities for the year ended December 31, 2019 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2018	-	-
Granted	2,225,000	0.20
Forfeited	-	-
Balance Outstanding, December 31, 2019	2,225,000	$0.20	4.8	$333,750
Exercisable, December 31, 2019	2,225,000	$0.20	4.8	$333,750

NOTE 11 - INCOME TAXES

Through March 31, 2017, the Company elected to be treated as a RIC under Subchapter M of the Code and operated in a manner so as to qualify for the tax treatment applicable to RICs. Since March 31, 2017, the Company failed a diversification test since the Company’s investment in one stock accounted for over 25% of the Company’s total assets. This discrepancy was not caused by the acquisition of any security. The failure was not a result of willful neglect. As of December 31, 2017, the Company had not cured its failure to retain its status as a RIC and the Company does not intend to retain its RIC status. Accordingly, since 2017, the Company did not qualify as a RIC and is subject to income taxes at corporate tax rates. The loss of the Company’s status as a RIC did not have any impact on the Company’s financial position or results of operations.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reversed and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. As of December 31, 2019 and 2018, the Company had not recorded a liability for any unrecognized tax positions.

Taxable income (loss) generally differs from the change in net income (loss) for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized appreciation or depreciation, as unrealized gains or losses are not included in taxable income (loss) until they are realized.

Effective in 2017, the Company accounts for income taxes pursuant to ASC 740 “Accounting for Income Taxes” that requires the recognition of deferred tax assets and liabilities for the differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the net operating loss carry forwards for income tax purposes as compared to financial statement purposes, are dependent upon future taxable income and timing of reversals of future taxable differences along with any other positive and negative evidence during the periods in which those temporary differences become deductible or are utilized. The deferred tax assets at December 31, 2019 and 2018 consist of net operating and capital loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income and capital gains.

UPPERCUT BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2019 and 2018 was as follows:

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Income tax benefit at U.S. statutory rate	$(212,792)	$(203,587)
Income tax benefit – state	(65,864)	(63,015)
Permanent differences	103,132	76,637
True up	59,266	-
Change in valuation allowance	116,258	189,965
Total provision for income tax	$-	$-

The Company’s approximate net deferred tax asset as of December 31, 2019 and 2018 was as follows:

	December 31, 2019	December 31, 2018
Deferred Tax Asset:
Net operating loss carryforward	$490,819	$291,614
Net capital loss carryforward	123,932	206,879
Total deferred tax asset before valuation allowance	614,751	498,493
Valuation allowance	(614,751)	(498,493)
Net deferred tax asset	$-	$-

At December 31, 2019, the Company had a net capital loss carryforward of approximately $450,663, which can be used to offset future capital gains for a period of four years.

Due to the loss of its RIC status in 2017, any net tax operating losses generated as a RIC cannot be used to offset any future taxable income. As of December 31, 2019, the Company incurred an aggregate estimated net operating loss of approximately $1,785,000 for income taxes, respectively. These net operating loss carries forwards may be available to reduce future years’ taxable income. The 2017 carryforward will expire, if not utilized, through 2037. The 2019 and 2018 carryforwards shall be carried over indefinitely, subject to annual usage limits.

Management believes that it appears more likely than not that the Company will not realize these tax benefits due to the Company’s continuing losses for income taxes purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit related to the U.S. net operating loss and capital loss carry forwards to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

NOTE 12 – CONCENTRATIONS

Customer concentration

For the year ended December 31, 2019, one customer accounted for approximately 98.6% of total sales and consisted of the sales of its inventory of shoes. The Company does not expect any sales from this customer in the future and is no longer selling shoes. A reduction in future sales from this customer will have a material adverse effect on the Company’s results of operations and financial condition.

Vendor concentrations

Generally, the Company purchases substantially all of its raw materials and inventory from two suppliers. The loss of these suppliers may have a material adverse effect on the Company’s results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 13 – SUBSEQUENT EVENTS

On January 6, 2020, the Company and the Seller entered into a Settlement Agreement related to notes receivable (See Note 6). In lieu of the Company seeking default and foreclosure against the Seller pursuant to the Note agreements, the Company received 10,420 shares of the Seller’s convertible Series B preferred stock.

UPPERCUT BRANDS, INC.

29,993,750 SHARES OF COMMON STOCK

PROSPECTUS

JUNE 4, 2020

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.